UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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OceanFirst Financial Corp.

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OceanFirst Financial Corp.
975 Hooper Avenue
Toms River, New Jersey 08754-2009
(732) 240-4500

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of OceanFirst Financial Corp. (the “Company”), the holding company for OceanFirst Bank. The Annual Meeting will be held on Friday, June 2, 2017, at 10:00 a.m., Eastern time, at Navesink Country Club, 50 Luffburrow Lane, Middletown, New Jersey 07748.

The Notice of Annual Meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the Annual Meeting. The Company’s directors and officers, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. You may vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and OceanFirst Bank, we thank you for your continued interest and support.

Sincerely yours,

Christopher D. Maher

Chairman, President and Chief Executive Officer

April 28, 2017

OceanFirst Financial Corp. 975 Hooper Avenue Toms River, New Jersey 08754-2009

Notice of 2017 Annual Meeting of Stockholders

Friday, June 2, 2017

10:00 a.m.

Navesink Country Club, 50 Luffburrow Lane, Middletown, New Jersey 07748.

ITEMS OF BUSINESS

(1)	The election of three directors of the Company;
(2)	An advisory vote on executive compensation as disclosed in these materials;
(3)	Approval of Amendment No. 1 to the OceanFirst Financial Corp. 2011 Stock Incentive Plan;
(4)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;
(5)	An advisory selection on the frequency of the advisory vote on executive compensation; and
(6)	Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

RECORD DATE

In order to vote, you must have been a stockholder at the close of business on April 11, 2017.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or voting instruction card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Dated: April 28, 2017

Steven J. Tsimbinos

Corporate Secretary

NOTE: Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

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PROXY STATEMENT

This proxy statement is being furnished to stockholders of OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank (the “Bank”), in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, June 2, 2017, at 10:00 a.m. Eastern time, at Navesink Country Club, 50 Luffburrow Lane, Middletown, New Jersey 07748 and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2016, accompanies this proxy statement. This proxy statement is first being mailed to record holders on or about April 28, 2017.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on April 11, 2017. As of the close of business on that date, a total of 32,344,444 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Fourth Article of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

If you are a beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

In voting on Proposal 1, the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Broker non-votes may not be counted as votes cast in the election of directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

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In voting on Proposal 2, the advisory vote on executive compensation, Proposal 3, approval of Amendment No. 1 to the OceanFirst Financial Corp. 2011 Stock Incentive Plan (the “Stock Incentive Plan Amendment”), and Proposal 4, ratification of the appointment of KPMG LLP as the independent registered public accounting firm, you may vote in favor of each of those proposals, against each of those proposals or abstain from voting. To be approved, these matters require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes will not be counted as votes cast and will have no effect on the voting, while abstentions will have the same effect as a vote against the proposals.

In voting on Proposal 5, the advisory selection of the frequency of the advisory vote on executive compensation, you may select any of the three alternatives: (1) every year, (2) every two years, or (3) every three years, or abstain from voting. The alternative receiving the highest number of votes will be the non-binding selection of the stockholders. Broker non-votes will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends the following votes:

•	“FOR” each of the nominees for director;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials;

•	“FOR” the Stock Incentive Plan Amendment;

•	“FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm; and

•	“FOR” a frequency of future advisory votes on executive compensation of every year.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan (the “ESOP”), or the OceanFirst Bank Retirement Plan (the “401(k) Plan”), will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is May 26, 2017.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, GEORGESON LLC, BY CALLING TOLL FREE AT (866) 296-5716.

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CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Highlights

The Company has taken several actions to improve its internal governance since the mailing of its last proxy statement. These actions include:

•	Reuniting the Chairman and CEO positions. At the 2016 Annual Meeting of Stockholders John R. Garbarino announced that he would be stepping down as Chairman of the Board and that Christopher D. Maher would succeed him. The Company believes that having a combined Chairman and CEO provides more effective decision-making and a clear alignment on corporate strategy. To enhance oversight the Board maintains a Lead Independent Director. See “–Board Leadership Structure.”

•	Board Refreshment. The Board of Directors has added four new directors: Michael D. Devlin, who joined the Board as a result of the Company’s acquisition of Cape Bancorp, Inc., and Steven E. Brady, Samuel R. Young and Dorothy F. McCrosson, who joined the Board as a result of the Company’s acquisition of Ocean Shore Holding Co (“Ocean Shore”). The Company believes that these new directors will provide additional insights and ideas, assist the Company with its expansion into new markets, and provide additional oversight and governance, both to the Board as a whole and the committees on which they will serve. In addition, several of the Company’s directors are approaching the Company’s mandatory retirement age. The appointment of additional directors will provide stability and succession opportunities at the Board and Committee levels.

•	Enhanced Committee Oversight.

–	The Company has reduced the responsibilities of the Risk Committee and created a separate Finance Committee. The Company believes that this additional committee will allow the Risk Committee to better focus on risk areas of the Bank and provide additional oversight over business planning and the review of the Company’s financial performance.

–	The Company has also tasked its committees, as opposed to the full Board, with reviewing the policies of the Company and its subsidiaries. The Company believes that these actions will provide greater oversight and supervision of the Company’s business activities by allowing the Board to focus on strategic issues and utilizing the expertise at the Committee level to focus on policy.

•	Compensation Practices. As further described in the Compensation Discussion and Analysis, the Company has amended its employment agreements with Messrs. Maher, Fitzpatrick, Lebel and Iantosca and is proposing the Stock Incentive Plan Amendment to improve its compensation practices.

•	Development of a Cyberrisk Dashboard. The Company has developed a cyberrisk dashboard to allow the Risk Committee to better monitor the Company’s cyber and information security risks.

•	Development of Independent Director Executive Session Guidelines. The Company has developed guidelines for our independent director executive sessions, which are held at the conclusion of each Board meeting.

•	Self-Assessment. The Leadership Committee performed its annual self-assessment to assess the performance of the Board, the Company’s committees and each director.

•	Vice Chairman and Advisory Board for Southern Region. The Company has appointed Steven E. Brady as Vice Chairman of the Southern Region and created an advisory Board of former directors of Ocean Shore to assist in its expansion into Southern New Jersey.

Corporate Governance Policies and Procedures

The Company has adopted a Corporate Governance Policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management; and

(7)	the evaluation of the performance of the Board of Directors, its committees and of the Chief Executive Officer (“CEO”).

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market (“Nasdaq”).

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Board Leadership Structure

The Board is led by the Chairman of the Board, Christopher D. Maher, who also serves as President and CEO of the Company and the Bank. Mr. Maher succeeded John R. Garbarino, who had served as Chairman of the Board until January 1, 2017. Mr. Garbarino also served as the CEO of the Company until January 1, 2015, when Mr. Maher succeeded him as CEO. The Board believes that combining the Chairman and CEO positions, together with the appointment of an independent lead director, is the appropriate Board leadership structure for the Company at this time. The Company has historically been led by a combined Chairman and CEO and the Board believes that the CEO is most knowledgeable about our business and corporate strategy and is in the best position to lead the Board of Directors, especially in relation to its oversight of corporate strategy formation and execution. In addition, having a combined Chairman and CEO provides a complete alignment on corporate strategy and vision. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	the establishment of an independent lead director (the “Lead Director”);

•	executive sessions of the independent directors at every regularly scheduled Board meeting, during which the independent directors may discuss the performance of the CEO/ Chairman, management succession planning, and other appropriate matters;

•	the independence of eleven of thirteen of the Board members;

•	stock ownership guidelines for directors and those executive officers named in the Summary Compensation Table below (the “NEOs”);

•	annual performance evaluation of the CEO by the Human Resources/Compensation Committee (the “Compensation Committee”); and

•	the Company’s Board Audit, Compensation, and Leadership Committees are comprised entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chairman of the Leadership Committee, currently Mr. John E. Walsh, shall also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

Stock Ownership Guidelines

The Board, upon the recommendation of the Leadership Committee, has adopted stock ownership guidelines (the “Guidelines”) for non-employee directors and the NEOs. The Guidelines were adopted to better align the interests of the non-employee directors and the NEOs with those of the Company’s stockholders. The Guidelines provide that each non-employee director shall own shares of the Company’s common stock with a market value of at least three times the value of the combined annual director retainers received from the Company and the Bank. Newly elected directors shall meet the Guidelines within three years of first being elected and qualified. For purposes of the Guidelines, the following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested restricted stock awards; (3) shares acquired upon the exercise of stock options; and (4) shares held in trust where the director or an immediate family member is the beneficiary. Until the Guidelines are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Once achieved, the ownership guidelines shall continue to be met during the period the director serves on the Board.

Similarly, the Guidelines provide that the CEO shall own Company stock with a market value of at least five times his annual base salary. To comply with the Guidelines, each other NEO shall own Company stock with a market value of at least three times his annual base salary. Each NEO shall meet the share ownership requirements within five years of the officer having become an NEO. Shares that count towards the Guidelines’ requirement include those shares listed under the directors share ownership requirements with the addition of shares held in the officer’s ESOP and 401(k) account and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements. Until the Guidelines are met, an NEO shall retain all of the net vested restricted stock and net shares delivered after exercising stock options. Net shares refers to the shares that remain after shares are sold or netted to pay the exercise price of options and any withholding taxes.

Hedging/Pledging Policy

The Company believes that the interests of its directors and senior executive officers should be aligned with stockholders. To assure this alignment, the Company has adopted an anti-hedging/pledging policy which states that its directors and senior executive officers, defined as any officer that is required to file reports under Section 16 of the Exchange Act, may not, without the approval of the Board: (1) directly or indirectly engage in hedging or monetization transactions, through transactions in the Company’s securities or through financial instruments designed for that purpose or achieving that effect, including equity swaps, puts, calls, collars,

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forwards, exchange funds and prepaid variable forwards, or (2) pledging or hypothecating the Company’s securities as collateral for a loan, including through the use of a traditional margin account with a securities broker. Any request to engage in a hedging or pledging transaction must be submitted to the General Counsel, with a description of the transaction(s) and the reasons for the transaction(s), at least two weeks prior to the anticipated transaction. The General Counsel will review the circumstances and reasons for this request and present the request to the Board. Since the adoption of this policy, there have been no requests for hedging or pledging transactions.

Retirement Age

The Board carefully balances the need for Board refreshment and having stability and institutional memory. The Company currently maintains a mandatory retirement age, which provides that no individual director should stand for re-election following his or her 72nd birthday.

Board Role in the Oversight of Risk / Risk Committee

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction of the Board. The Board is charged with providing oversight of the Company’s risk management processes. In January 2013, the Board created the Joint Risk Committee of the Company and the Bank (the “Risk Committee”) and delegated to it primary responsibility for overseeing the risk management function at the Company on behalf of the Board. In carrying out its responsibilities, the Risk Committee works closely with the Company’s Chief Risk Officer (“CRO”) and other officers of the Company involved in risk management. The Risk Committee meets at least quarterly with executive management and the CRO, and receives comprehensive reports and dashboards on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The CRO performs a risk assessment of each of the Bank’s products, services, operations and regulatory requirements to determine the overall risk to the Bank, and reports these findings to the Risk Committee. The Risk Committee may receive updates between meetings, as may be necessary, from the CRO, the CEO, the Chief Financial Officer (“CFO”) and other members of management relating to risk oversight matters. The Risk Committee provides a report to the full Board on at least a quarterly basis. In addition, each quarter, the Audit Committee will discuss with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review, and any material issues are relayed to the Risk Committee. On an annual basis, the Bank’s Compliance Officer provides a report to the Risk Committee regarding the Bank’s compliance with existing regulations, as well as future regulations that may impact the Bank. Also, at least annually, the Compensation Committee reviews with the CRO the Company’s compensation plans for all employees, including the CEO and other NEOs, to ensure that these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company. In addition, the Compensation Committee from time to time may enact metrics under the Cash Incentive Plan to encourage risk mitigation and safe and sound banking.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that all directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

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Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2016, the Company’s Board of Directors held eleven meetings. All of the Directors of the Company attended at least 75% of the Board meetings and the meetings of committees held on which such Directors served during the fiscal year ended December 31, 2016.

Committees of the Board of Directors

The Board of Directors of the Company maintains the Audit Committee, the Compensation Committee, the Leadership Committee, the Risk Committee, and the Finance Committee. The following is a description of each of the Company’s Board committees.

Audit Committee

The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). Each member of the Audit Committee is “independent” in accordance with Nasdaq listing standards and the heightened independence standards applicable to audit committees. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board has determined that Joseph J. Burke, the Audit Committee Chairman, Angelo Catania, and Donald E. McLaughlin are “audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “Commission”). The Audit Committee met six times in 2016. The report of the Audit Committee required by the Rules of the Commission is included in this proxy statement. See “Proposal 5–Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

Human Resources/Compensation Committee

The Compensation Committee of the Company and the Bank meets to establish compensation for the executive officers and to review the Company’s incentive compensation program when necessary. The Compensation Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Compensation Committee reviews and reassesses the adequacy of its Charter on an annual basis.

The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. Each member of the Compensation Committee is independent in accordance with Nasdaq listing standards regarding compensation committee requirements. The Compensation Committee met four times in 2016. The report of the Compensation Committee required by the Commission rules is included in this proxy statement. See “Executive Compensation—Compensation Committee Report on Executive Compensation.”

Leadership Committee

The Leadership Committee of the Company, formerly named the Corporate Governance/Nominating Committee, takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Leadership Committee serves as the Company’s nominating committee and is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board. Each member of the Leadership Committee is independent in accordance with Nasdaq listing standards. The chairman of the Leadership Committee functions as Lead Director. The Leadership Committee met five times in 2016.

The Leadership Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). The procedures of the Leadership Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Leadership Committee Procedures as to Director Nominees.”

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Risk Committee

The Risk Committee of the Company and the Bank was created in January 2013 to assist the Board in enterprise risk management functions. The Risk Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com) and is reviewed on an annual basis by the Risk Committee. The Risk Committee met four times in 2016. See “Board Role in the Oversight of Risk/Risk Committee.”

Finance Committee

The Finance Committee of the Company and the Bank was created in January 2017 to assist the Board in fulfilling its oversight responsibilities of the financial management of the Company and developing the Company’s strategic and annual business plan and budget. The Chairman and at least one other director of the Finance Committee will be independent in accordance with Nasdaq listing standards. The Finance Committee acts under a written Charter adopted by the Board of Directors and is renewed on an annual basis by the Finance Committee. Having been created in 2017, the Finance Committee did not meet in 2016.

The Board does not have a firm policy mandating rotation of committee assignments since special knowledge or experience may mitigate in favor of a particular director serving for an extended period of time on one committee.

The following table identifies the standing committees and their members as of December 31, 2016.

Director	Audit Committee	Leadership Committee	Human Resources/ Compensation Committee	Risk Committee
Steven E. Brady
Joseph J. Burke
Angelo Catania
Michael D. Devlin
Jack M. Farris
Dorothy F. McCrosson
Donald E. McLaughlin
Diane F. Rhine
Mark G. Solow
John E. Walsh
Samuel R. Young
Chairperson
Member

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LEADERSHIP COMMITTEE PROCEDURES AS TO DIRECTOR NOMINATIONS

General

It is the policy of the Company’s Leadership Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Leadership Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Leadership Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Leadership Committee’s resources, the Leadership Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Leadership Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Leadership Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

(5)	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Leadership Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Criteria for Director Nominees

The Leadership Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. First a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation and a requirement that the candidate maintain a residence in New Jersey. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Leadership Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Leadership Committee deems relevant, including age, diversity of skills, size of the Board of Directors and regulatory disclosure obligations.

The Leadership Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and whether a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a diversity of skills among the Board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Leadership Committee will consider and review an existing director’s Board performance and attendance at Board and Committee meetings and other Company functions; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

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Process for Identifying and Evaluating Nominees

Pursuant to the Leadership Committee Charter as approved by the Board, the Leadership Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification

For purposes of identifying nominees for the Board of Directors, the Leadership Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Leadership Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Leadership Committee has not received any recommended nominees from the Company’s stockholders to be considered for election at this annual meeting. The Leadership Committee has in the past, and may in the future, used an independent search firm to assist in identifying candidates to fill a vacancy on the Board of directors, but does not use a search firm to identify or evaluate potential director nominees in the ordinary course.

Evaluation

In evaluating potential director candidates, the Leadership Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Leadership Committee will conduct a check of the individual’s background and interview the candidate.

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STOCK OWNERSHIP

The following table provides information as of April 11, 2017 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned		Percent of Common Stock Outstanding
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	2,404,235	(1)	7.4%
BlackRock Inc. 55 East 52nd Street New York, New York 10055	1,742,346	(2)	5.4%
(1)	Based on SEC Schedule 13G Amendment No. 7 filed on February 9, 2017.
(2)	Based on SEC Schedule 13G Amendment No. 6 filed on January 25, 2017.

The following table provides information as of April 11, 2017 about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and each NEO and by all such directors and NEOs of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
Directors
Steven E. Brady(3)(4)	108,439	74,261	182,700	*
Joseph J. Burke(5)	20,208	17,836	38,044	*
Angelo Catania(5)	22,349	17,836	40,185	*
Michael Devlin(3)(6)	202,064	86,709	288,773	*
Jack M. Farris(7)	4,475	—	4,475	*
John R. Garbarino(7)(8)	386,437	397,093	783,530	2.3%
Christopher D. Maher(9)(10)	54,527	46,778	101,305	*
Dorothy McCrosson(3)	8,715	8,579	17,294	*
Donald E. McLaughlin(5)(11)	43,751	17,836	61,587	*
Diane F. Rhine(5)	39,154	17,836	56,990	*
Mark G. Solow(5)	18,899	6,300	25,199	*
John E. Walsh(5)	27,607	17,836	45,443	*
Samuel Young(3)(12)	18,086	16,434	34,520	*
Named Executive Officers who are not also Directors
Michael J. Fitzpatrick(10)(13)	197,040	156,033	353,073	1.1%
Joseph J. Lebel, III(10)(14)(15)	36,966	80,050	117,016	*
Joseph R. Iantosca(10)(14)	48,880	69,900	118,780	*
Steven J. Tsimbinos(10)(16)	26,155	55,125	81,280	*
All directors and Executive Officers as a group (18 persons)	1,267,222	1,086,442	2,353,364	7.0%
*	Less than 1%.
(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 32,344,444 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of April 11, 2017, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of April 11, 2017 by the exercise of stock options.
(3)	Includes 1,035 unvested restricted shares awarded in March 2017, which vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(4)	Includes 3,280 shares held as Deferred Compensation, 8,328 shares held by a SERP, and 14,613 shares in an ESOP.
(5)	Includes 4,431 unvested shares. Each of Directors Burke, Catania, McLaughlin, Rhine, Solow and Walsh was awarded 713 restricted shares in February 2013, 1,880 restricted shares in March 2014, 1,850 restricted shares in March 2015, 1,740 restricted shares in March 2016, and 1,035 restricted shares in March 2017. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

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(6)	Includes 22,037 shares held by Mr. Devlin’s spouse, 2,868 shares held by Mr. Devlin’s daughters, and 51,311 shares held in an individual retirement account.

(7)	Includes 3,537 unvested shares. Messrs. Farris and Garbarino were awarded 1,850 restricted shares in March 2015, 1,740 restricted shares in March 2016, and 1,035 restricted shares in March 2017. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(8)	Includes 105,057 shares held by a trust for which Mr. Garbarino serves as Trustee, 14,445 shares owned by Mr. Garbarino’s spouse, and 9,584 shares held by Mr. Garbarino and his wife as co-Trustees.

(9)	Includes 12,799 unvested shares. Mr. Maher was awarded 4,567 restricted shares in June 2013, 5,165 restricted shares in March 2015, 5,060 restricted shares in March 2016, and 4,740 restricted shares in March 2017. Such awards vest at a rate of 20% per year commencing on March 1 of the year following the grant.

(10)	Includes the following shares that have been allocated and are held in trust pursuant to the ESOP as of April 11, 2017: Mr. Maher: 1,378; Mr. Fitzpatrick: 79,562; Mr. Lebel: 7,638; Mr. Iantosca: 12,036; and Mr. Tsimbinos: 2,351. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.

(11)	Includes 5,339 shares owned by Mr. McLaughlin’s spouse.

(12)	Includes 2,918 shares held as Deferred Compensation.

(13)	Includes 4,304 unvested shares. Mr. Fitzpatrick was awarded 1,529 restricted shares in February 2013, 1,760 restricted shares in March 2014, 1,540 restricted shares in March 2015, 1,145 restricted shares in March 2016, and 1,455 restricted shares in March 2017. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(14)	Includes 6,735 unvested shares for each of Mr. Lebel and Mr. Iantosca. Each of Mr. Lebel and Mr. Iantosca was awarded 764 restricted shares in February 2013, 761 shares in June 2013, 1,910 restricted shares in March 2014, 2,055 restricted shares in March 2015, 1,910 restricted shares in March 2016, and 2,905 restricted shares in March 2017. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(15)	Includes 663 shares held by Mr. Lebel’s spouse.

(16)	Includes 11,805 unvested shares. Mr. Tsimbinos was awarded 764 restricted shares in February 2013, 1,030 restricted shares in March 2014, 7,575 restricted shares in March 2015, 5,345 restricted shares in March 2016, and 2,420 restricted shares in March 2017. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

Each director and executive officer maintains a mailing address at 975 Hooper Avenue, Toms River, New Jersey 08753. None of the above directors or executive officers have pledged any shares of the Company.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners, have complied with all applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2016, except for Jack M. Farris and Joseph R. Iantosca, both of whom experienced a late filing for a sale of stock on March 1, 2016.

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Proposal 1	Election of Directors

The Company’s Board of Directors currently consists of thirteen directors. All of the directors are independent under current Nasdaq listing standards, except for Christopher D. Maher, President and CEO of the Company and the Bank, and John R. Garbarino. Mr. Garbarino was CEO of the Company and the Bank until January 1, 2015. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. The Board of Directors’ nominees for election this year, to serve for a three year term and until their respective successors have been elected and qualified, are Messrs. Brady, Burke, and Catania, and each of whom is currently a director of the Company and the Bank. The experience and qualifications of each director are set forth under “Nominees for Election of Director.”

Mr. Garbarino has decided not to stand for re-election. His term will expire at the Annual Meeting and at that time the size of the Board will be reduced to twelve members.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of directors recommends a vote “FOR” the election of Messrs. Brady, Burke, and Catania.

Information With Respect to Nominees, Continuing Directors and Certain Executive Officers

Information regarding the Board of Directors’ nominees for election at the Annual Meeting, as well as information regarding the continuing directors, the NEOs, and the Company’s other senior executive officers, is provided below. Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2016. The indicated period of service as a director includes service as a director of OceanFirst Bank.

Nominees for Election of Director

The biography of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Leadership Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and complementary mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

1)	Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.

2)	Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and develop a strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability and independence.

3)	Director commitment: Time and effort; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.

4)	Team and Company considerations: Balancing director contributions; diversity of skills; and financial condition.

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Nominees for Director

The following directors have been nominated by the Leadership Committee for election to the Board with terms to expire in 2020:

STEVEN E. BRADY

Director Since: 2016

Age: 63

Steven E. Brady was the President, Chief Executive Officer and a Director of Ocean City Home Bank (“OCHB”) since 1991 and the President and a Director of Ocean Shore since its formation in 1998. OCHB and Ocean Shore were acquired by the Company in December 2016, at which time Mr. Brady joined the Company’s Board and became Vice Chairman of the Southern Region.

Mr. Brady’s extensive experience in the local banking industry and involvement in southern New Jersey communities affords the Board valuable insight regarding the business and operation of the Company and the Bank. Mr. Brady has gained extensive leadership experience and knowledge of the banking industry over the course of his career, including through his involvement as a former member of the Philadelphia Federal Reserve Advisory Board. Mr. Brady provides the Board with knowledge and experience regarding the management and operations of community banks. He is 63 years of age.

JOSEPH J. BURKE

Director Since: 2005

Age: 69

Joseph J. Burke is a retired Certified Public Accountant (“CPA”) with over 30 years of experience specializing in the audits of banking institutions. He is a retired audit partner with KPMG LLP. KPMG LLP is not an affiliate of the Company.

Mr. Burke’s experience brings to the Board significant expertise in financial, accounting, and auditing matters. Mr. Burke has been a member of the Board since 2005. He is 69 years of age.

ANGELO CATANIA

Director Since: 2006

Age: 67

Angelo Catania was the CEO and Managing Member of HomeStar Services LLC, an air conditioning, heating, plumbing and electrical service company until its sale and his retirement in 2015. Prior to joining HomeStar in February 2005, he was President and Chief Operating Officer of Petro, Inc., one of the largest home heating oil and services companies in the United States. As President and COO of Petro, Mr. Catania was responsible for the oversight of approximately 2,800 employees that serviced over 535,000 residential and commercial accounts. Mr. Catania has also served as the corporate controller of a publicly-owned home heating oil delivery and service company, where he was responsible for accounting systems, bank relations, benefits, information technology and acquisitions. Neither HomeStar Services LLC nor Petro, Inc. is an affiliate of the Company.

Mr. Catania’s experience as a senior officer brings to the Board significant management expertise and leadership skills, particularly as they relate to the use of technology to improve efficiency and customer service. Mr. Catania has been a member of the Board since 2006. He is 67 years of age.

Directors Whose Terms are Expiring

On March 29, 2017, John R. Garbarino, a member of the Board of Directors of the Company and the Bank, and former Chairman, President and Chief Executive Officer, notified the Company that, in order to devote more time to his personal business and family, he will not stand for reelection at the Company’s 2017 Annual Meeting of Stockholders. Mr. Garbarino served on the Company’s Board since its inception in 1996 and the Company is grateful for his leadership and contributions to the Company’s success.

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Directors Continuing in Office

The following directors have terms ending in 2018:

MICHAEL D. DEVLIN

Director Since: 2016

Age: 67

Michael D. Devlin has served as a Director since May 2016 when the Company acquired Cape Bancorp, Inc. and Cape Bank, of which Mr. Devlin was a Director since January 31, 2008 and President and Chief Executive Officer since January 27, 2009. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois.

Mr. Devlin brings extensive banking and management expertise to the Board of Directors, particularly as to the southern markets and communities served by the Company. He is 67 years of age.

JACK M. FARRIS

Director Since: 2015

Age: 59

Jack M. Farris is the Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc., one of the world’s leading wireline, wireless and business communications companies, where he has been employed since 1991. Mr. Farris was appointed to this position in early 2017 and prior to that had served in a variety of legal and management functions, providing legal support for systems and technology procurement, global operations security, finance operations, regulatory compliance and transactional matters, as well as information technology and information security matters. In addition to his undergraduate and law degrees, Mr. Farris holds a Master of Science in computer engineering.

Mr. Farris’ experience as a senior manager of a large corporation and his expertise in information technology and information security brings to the Board extensive knowledge and capability relating to communications, information technology, and cybersecurity, as well as significant experience in litigation, transactional matters and regulatory compliance. Mr. Farris has served on the Board of Directors since 2015. He is 59 years of age.

DOROTHY F. MCCROSSON, ESQ.

Director Since: 2016

Age: 56

Dorothy F. McCrosson, Esq. is currently the managing partner of McCrosson & Stanton, P.C., a general practice law firm located in Ocean City, New Jersey. She is currently the President of the Cape May County Bar Foundation and past president of the Cape May County Bar Association, and was the recipient of the 2010 Professional Lawyer of the Year Award for Cape May County. She also currently serves in the position of Solicitor for the City of Ocean City. Ms. McCrosson was a director of Ocean Shore and OCHB since 2011 until their acquisition by the Company in December 2016, at which time Ms. McCrosson joined the Board.

Ms. McCrosson provides the Board with legal expertise, knowledge of regulatory matters and governance, leadership skills and a deep involvement in the communities of southern New Jersey. She is 56 years of age.

DIANE F. RHINE

Director Since: 1997

Age: 67

Diane F. Rhine is a licensed real estate broker-sales representative with Childers Sotheby’s International Realty, where she has been since July 1, 2014. Before then, Ms. Rhine owned and operated her own real estate company beginning in 1979. From October 2000 through November 2009, Ms. Rhine was a partner in Citta Rhine LLC. After that until July 2014, she was the President and sole owner of Citta & Cobb Inc. DBA as Rhine & Associates Inc. Childers Sotheby’s International Realty is not an affiliate of the Company.

Ms. Rhine’s more than 35 years’ experience in residential real estate brokerage in Ocean County, New Jersey, brings to the Board management expertise and an extensive knowledge of the local real estate markets in which the Company conducts its business. Ms. Rhine has served on the Board of Directors since 1997. She is 67 years of age.

MARK G. SOLOW

Director Since: 2011

Age: 68

Mark G. Solow is an advisor to Crystal Ridge Partners, LLC, which makes equity investments in public and private companies. Mr. Solow served on the board of directors of Central Jersey Bank, N.A. and its holding company from their inceptions through 2010. Prior to his retirement in 2005, Mr. Solow was a co-founder and a Managing Partner of GarMark Advisors, LLC, the manager of private investment funds that invest in middle market companies. Prior to the formation of GarMark Advisors, LLC in 1997, Mr. Solow was a Senior Executive Vice President at Chemical Banking Corporation (a predecessor institution to JPMorgan Chase) and a member of its twelve-person management committee. During his career at Chemical Banking Corporation, he served in several capacities, including head of global investment banking, and corporate and multinational banking in North America, Western Europe and Asia. In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia.

Mr. Solow brings to the Board broad experience with capital markets, investment banking, management and leadership, as well as detailed knowledge of commercial and community banking. Mr. Solow has served on the Board of Directors since 2011. He is 68 years of age.

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The following directors have terms ending in 2019:

CHRISTOPHER D. MAHER

Director Since: 2014

Age: 50

Christopher D. Maher has served as Chairman of the Company and the Bank since January 1, 2017 and the President and CEO of the Company and the Bank since January 1, 2015. He joined the Company and the Bank on March 25, 2013 as President and Chief Operating Officer and was appointed to the Board of Directors on February 19, 2014. Prior to joining the Company, Mr. Maher served as President and CEO of Patriot National Bancorp and Patriot National Bank since 2010.

Mr. Maher is active in the non-profit community, serving as the Chairman on the Board of Trustees of Helen Keller Services for the Blind, as a Trustee of Monmouth University, and as a Director of Hackensack Meridian Home Care Services, Inc. and Hackensack Meridian Nursing & Rehabilitation. He is also active within the banking industry, serving on the Federal Reserve Bank of Philadelphia’s Community Depository Institutions Advisory Counsel and as a member of the Board of the New Jersey Bankers Association. He is 50 years of age.

DONALD E. MCLAUGHLIN

Director Since: 1985

Age: 69

Donald E. McLaughlin is a retired CPA. Prior to his retirement in 2005 from Donald E. McLaughlin, CPA, P.C., Mr. McLaughlin was employed as a CPA for 35 years. As a CPA, Mr. McLaughlin worked on audits of corporations, both public and privately owned. Mr. McLaughlin has prepared financial statements and tax returns, analyzed financial statements and results of operations and advised clients on methods to better improve performance. He has also been employed as a controller at a company with annual sales of $40 million.

Through his extensive experience as a CPA, Mr. McLaughlin provides significant expertise to the Board on public accounting and financial matters. Mr. McLaughlin has served on the Board of Directors since 1985. He is 69 years of age.

JOHN E. WALSH

Director Since: 2000

Age: 63

John E. Walsh is a licensed professional engineer and has been employed with T&M Associates since 2010, where he currently serves as Senior Vice President. T&M Associates is a privately owned engineering, planning and environmental consulting company. Before then, he served in various management capacities with CMX Engineering, Inc., a privately owned engineering company, from 2001 to 2010. At CMX, Mr. Walsh was responsible for all operational aspects of the business, including operational profitability and oversight of 380 professional engineers and technical staff. Prior to joining CMX Engineering, he was President of Bay Pointe Engineering Associates, Inc., from 1987 to 2001. None of T&M Associates, CMX Engineering or Bay Pointe Engineering Associates, Inc. is an affiliate of the Company.

Mr. Walsh’s experience with T&M and CMX provides the Board with management and leadership skills, as well as extensive knowledge of business and marketing plans, annual budgets, personnel/ resource management, sales initiatives, financial reporting and client management. Mr. Walsh has served on the Board of Directors since 2000. He is 63 years of age.

SAMUEL R. YOUNG

Director Since: 2016

Age: 57

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated, medically integrated health and fitness centers, including eight centers in southern and central New Jersey. Mr. Young also recently retired as a Captain/ Unit Commanding Officer in the United States Navy Reserve. Mr. Young was selected as the Greater Atlantic City chamber of Commerce 2008 Businessman of the Year. Mr. Young recently chaired the Atlantic City Chamber of Commerce Board of Directors and currently serves as Chairman of the Board of Directors of the Boys and Girls Club of Atlantic City. Mr. Young was a director of Ocean Shore and OCHB since 2004 until their acquisition by the Company in December 2016, at which time Mr. Young joined the Board.

As the owner of a well-known health and fitness club in one of the Bank’s local market areas, Mr. Young has extensive business and management experience, including finance and accounting experience. Mr. Young’s involvement in a variety of local and civic organizations has further strengthened his ties to the local community. He is 57 years of age.

No director of the Company is also currently a director of a company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

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Senior Executive Officers Who Are Not Also Directors

MICHAEL J. FITZPATRICK

Age: 61

Michael J. Fitzpatrick has been Executive Vice President and CFO of the Company since 1995. He has also been Executive Vice President and CFO of the Bank since joining the Bank in 1992. He is 61 years of age.

JOSEPH R. IANTOSCA

Age: 56

Joseph R. Iantosca has been Executive Vice President and Chief Administrative Officer of the Bank since May 2013. Before then, he was First Senior Vice President and Chief Administrative Officer of the Bank since May 2007 and Senior Vice President and Chief Administrative Officer since February 2004, when he joined the Bank. Before then, he was employed with BISYS Banking Solutions for seven years, most recently as National Vice President, Conversions and Implementations. He is 56 years of age.

JOSEPH J. LEBEL III

Age: 54

Joseph J. Lebel III was appointed Executive Vice President and Chief Banking Officer of the Bank in January 2017, having served as Executive Vice President and Chief Lending Officer of the Bank since May 2013. Before then, he was First Senior Vice President and Chief Lending Officer since May 2007. When he first joined the Bank in April 2006, he was Senior Vice President of the Bank, in charge of Commercial Lending. Before then, he was employed with Wachovia Bank N.A. for approximately 22 years, most recently as Senior Vice President. He is 54 years of age.

STEVEN J. TSIMBINOS

Age: 47

Steven J. Tsimbinos was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank in June 2016, having previously served in those roles as First Senior Vice President since September 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds, since May 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law. He is 47 years of age.

ANGELA K. HO

Age: 33

Angela K. Ho was appointed Principal Accounting Officer of the Company in March 2017 and had served as the Principal Accounting Officer of the Bank since September 2016. Prior to that joining OceanFirst, Ms. Ho served as the controller of Northfield Bank since 2012 and had significant accounting responsibilities at Signature Bank and KPMG. She is 33 years of age.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for its NEOs, and discusses each material element of the Company’s NEO compensation program, how compensation is determined, and recent developments in the Company’s compensation program.

For 2016, the Company’s NEOs were:

Name	Title
Christopher D. Maher	President and CEO of the Company and the Bank(1)
Michael J. Fitzpatrick	Executive Vice President and CFO of the Company and the Bank
Joseph J. Lebel III	Executive Vice President and Chief Lending Officer of the Bank(2)
Joseph R. Iantosca	Executive Vice President and Chief Administrative Officer of the Bank
Steven J. Tsimbinos	Executive Vice President(3), General Counsel and Corporate Secretary of the Company and the Bank
(1)	Mr. Maher was appointed Chairman of the Board of the Company and the Bank effective January 1, 2017. Mr. Maher was appointed President and CEO effective January 1, 2015. Prior to then, he was President and COO.
(2)	Mr. Lebel was appointed Chief Banking Officer of the Bank effective January 1, 2017.
(3)	Mr. Tsimbinos was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank on June 15, 2016; he was previously First Senior Vice President, General Counsel and Corporate Secretary.

Executive Summary

2016 Business Highlights

The Company completed another successful year in 2016. The Company experienced record net income, and closed two significant acquisitions, Cape Bancorp, Inc. (“Cape”) and Ocean Shore Holding Co. (“Ocean Shore”), which allowed the Company to expand into and become a significant competitor in southern New Jersey.

•	Earnings Growth. Net income for the year ended December 31, 2016 was $23.0 million, or $0.98 per diluted share, as compared to net income of $20.3 million, or $1.21 per diluted share, for the prior year. Merger related expenses (net of tax benefit), reduced diluted earnings per share by $0.50 and $0.08, respectively, for the years ended December 31, 2016 and 2015.

•	Balance Sheet Growth.

	–	Total assets increased to $5.2 billion at December 31, 2016, from $2.6 billion at December 31, 2015, primarily as a result of the acquisitions of Cape and Ocean Shore.

	–	Loans receivable, net increased $1.833 billion at December 31, 2016, as compared to December 31, 2015, which included $1.931 billion of acquired loans.

	–	Deposits increased $2.271 billion at December 31, 2016, as compared to December 31, 2015, which included $2.140 billion of acquired deposits. In addition, the Bank’s core deposit ratio has grown to 84.5% at December 31, 2016, as compared to 84.2% at December 31, 2011 and only 33.0% at December 31, 1997.

	–	Stockholders’ equity increased to $572.0 million at December 31, 2016, as compared to $238.4 million at December 31, 2015. The acquisitions of Cape and Ocean Shore added $165.9 million and $152.3 million, respectively, to stockholders’ equity. The Company remains well-capitalized with a tangible common equity ratio of 8.30% at December 31, 2016.

•	Asset Quality. Non-performing loans decreased 25.8%, to $13.6 million, at December 31, 2016, from $18.3 million at December 31, 2015. Non-performing loans as a percent of total loans receivable decreased to 0.35% at December 31, 2016, from 0.91% at December 31, 2015, the lowest level in the past 10 years.

•	Dividend Growth. During 2016, the Company was able to increase its quarterly dividend from $0.13 per share to $0.15 per share.

•	Stock Performance. For 2016, the Company’s common stock price increased by 49.9% and its total stockholder return (assuming dividend reinvestment) was 54.3%. The following graph shows a comparison of total stockholder return on the Company’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Composite Index and the SNL Thrift Index for the period December 31, 2011 through December 31, 2016. The graph may not be indicative of possible future performance of the Company’s common stock. Cumulative return assumes the reinvestment of dividends and is expressed in dollars based on an initial investment of $100.

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	Period Ending
Index	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16
OceanFirst Financial Corp.	100.00	108.90	139.85	144.11	173.49	267.66
Nasdaq Composite	100.00	117.45	164.57	188.84	201.98	219.89
SNL Thrift	100.00	121.63	156.09	167.88	188.78	231.23

Executive Compensation Program Highlights

Our executive compensation program contains the following components and features that are designed to align the interests of our NEOs and stockholders.

•	Balanced Executive Compensation Program Elements. We use a mix of compensation elements to motivate our executives, incentivize company performance and reward accomplishments, while promoting safe and sound banking practices. Our Compensation Committee implements a robust risk assessment framework to monitor our executive compensation programs for excessive risk to the Company.

•	No “Single Trigger” Change in Control Benefits. We maintain “double-trigger” change in control clauses in our employment and change in control agreements, and the executives are only entitled to a severance payment if terminated without cause or an executive terminates employment for good reason subsequent to a change in control. In addition, future awards under the proposed amended 2011 Stock Incentive Plan will not automatically vest upon a change in control. In addition, the proposed amended 2011 Stock Incentive Plan eliminates the provision providing for the automatic issuance of new stock awards upon a change in control. See “Proposal 3 – Approval of Amendment No. 1 to the 2011 Stock Incentive Plan.”

•	No Excise Tax Gross Ups. We do not provide for gross-up payments for excise taxes our executives may incur in connection with a change in control.

•	Equity Compensation Best Practices: Our proposed amended 2011 Stock Incentive Plan contains certain restrictions that reflect sound corporate governance principles, including the following:

	–	Dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the underlying awards vest;

	–	Shares that are used to pay the stock option exercise price or tax withholding on an option or SAR cannot be used for future grants under the amended 2011 Stock Incentive Plan;

	–	Except in connection with a change in control or other significant corporate transaction, the repricing of stock options or SARs without stockholder approval is prohibited; and

	–	At least 95% of the shares subject to awards require a vesting period of at least one year.

See “Proposal 3 – Approval of Amendment No. 1 to the 2011 Stock Incentive Plan.”

•	Use of an Independent Compensation Consultant. In 2016, the Compensation Committee directly engaged an independent compensation consultant to review the competitiveness and effectiveness of our executive compensation program. The independent compensation consultant also provided advice regarding the proposed amended 2011 Stock Incentive Plan.

•	Executive Officer Stock Ownership Requirements. We require all of our executive officers to hold substantial amounts of our common stock. Our CEO is expected to own stock with a market value of at least five times his annual base salary. Each other NEO is expected to own stock with a market value of at least three times his annual base salary. Until these guidelines are met, an NEO is required to retain all of the net vested restricted

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stock and net shares delivered after exercising stock options. See “Corporate Governance – Stock Ownership Guidelines.”

•	Incentive Clawback Policy. We have a compensation recovery or “clawback” policy that allows our Board to recoup performance-based compensation from our executives in certain circumstances.

•	Policy Limiting Hedging or Pledging our Stock. Unless approved in advance by our Board in limited circumstances, our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in hedging transactions involving our common or pledging our common stock. See “Corporate Governance – Hedging/Pledging Policy.”

Objectives of Compensation Program

The Company’s mission is to build value for its stockholders as a growth oriented community-focused financial services organization. To accomplish its mission, it strives to provide outstanding service and responsiveness to the markets and customers it serves, and the Company’s executive officer compensation program has stated objectives to:

•	provide a comprehensive compensation package that is competitive within the marketplace so that the Company may attract, reward and retain highly qualified, motivated, productive and responsible senior executives;

•	align NEO’s interests with those of stockholders by incentivizing and rewarding individual behaviors that improve the Company’s performance in a manner that is consistent with its business and strategic plans while encouraging prudent decision-making and safe and sound banking practices;

•	create balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;

•	reward NEOs who assume the greatest responsibility and consistently produce positive strategic results within the parameters of sound business and risk management;

•	motivate each individual to perform to the best of his or her ability; and

•	recognize the Company’s cost structure and the economic environment.

The NEOs are one of the Company’s greatest assets, as their leadership and example to all employees drive the Company’s success and customer-centered excellence.

Compensation Program Design and Rationale

To attract qualified executives as NEOs and to incentivize, reward and retain NEOs who meet the Company’s performance expectations, the Company used the following major elements of in its 2016 total compensation for executives:

Compensation			Fixed/Performance	Short-Term/
Element	Description and Purpose	Link to Performance	Based	Long Term
Base Salary	Helps attract and retain executives through the periodic payments of market-competitive base pay.	Based on individual performance and responsibilities, prevailing market conditions, current and anticipated Company performance, and current pay levels.	Fixed	Short-term

Cash Incentives	Encourage achievement of financial performance metrics and individual goals that create near-term stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and risk management that reflects safe and sound business practices.	Quantitatively ties compensation directly to factors that are deemed important by the Company.	Performance-based	Short-term

Equity Compensation Plan	The Company grants stock options and restricted stock awards to attract, retain and motivate employees by providing for or increasing their economic interests in the long-term success of the Company. Equity grants under the Company’s stock incentive plans complement total compensation packages and enable the Company to align employee interests with those of the stockholders of the Company.	Value realization depends on stock performance over time.	Fixed and/or performance based.	Long-term – generally vesting over five years

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Compensation			Fixed/Performance	Short-Term/
Element	Description and Purpose	Link to Performance	Based	Long Term
Supplemental Executive Retirement Plan (“SERP”)	Provided to certain NEOs to assure income security into retirement while incentivizing retention.	—	Fixed	Long-term
Other Compensation	Select, non-core benefits comparable to those offered by competitors, such as health and welfare benefits on the same basis as other employees and certain perquisites.	—	Fixed	Short and long-term

 The following chart illustrates the mix of the Company’s compensation for 2016 for its CEO, as specified on the Summary Compensation Table.

Mix of Compensation Elements; Risk Mitigation

The Committee believes that it maintains the appropriate balance of compensation elements to motivate executives and reward accomplishments. Performance-based incentive awards play an important role in the executive compensation program, but their use is balanced to provide stability and to avoid encouraging strategies and risk-taking that might not align with the long-term best interests of the Company and its stockholders and safe and sound banking practices.

The Company is mindful of sound regulatory compensation practices that are designed to cause banking institutions to structure compensation programs in a way that does not provide incentives for executives to take imprudent or excessive risks. The Company’s compensation program for NEOs is designed to mitigate risk by (1) providing non-performance-based salaries, retirement and benefits that are competitive in the market and permit executives to pay living expenses and provide stability without reliance on incentives; (2) incorporating cash incentives to reward annual performance in accordance with the Company’s predefined annual and strategic goals and objectives; (3) including long-term incentives in the form of restricted stock awards and/or stock options to focus on building long-term stockholder value; and (4) considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation. To further mitigate risk resulting from performance-based compensation, the Committee considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “claw-backs” to recover prior payments, and performance periods longer than one year. The use of equity-based long term compensation, in combination with executive stock ownership requirements, reflects the Company’s compensation program’s goals of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent or excessive risk-taking. The Company believes these features balance the need to accept risk exposure in the successful operation of its business with the need to identify, monitor and prudently manage that risk.

Consideration of Last Year’s Advisory Stockholder Votes on Executive Compensation

At the 2016 Annual Meeting of Stockholders, approximately 65.5% of the shares voting on the Company’s non-binding advisory vote on executive compensation (commonly known as “say on pay”) were cast in favor of the compensation of the Company’s executive officers, as described in the 2016 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In making compensation decisions for the remainder of 2016 and to date in 2017, the Board and the Committee have considered, among other factors, the stockholders’ support and the Board’s overall satisfaction with the current compensation structure, and have not made significant changes to the mix or level of compensation. The Committee and the Board believe that the compensation paid to our executive officers and the Company’s overall pay practices are fair and well-balanced. In considering the results of last year’s advisory vote on executive compensation, the Committee analyzed potential reasons for having less stockholder support than in prior years. The Board and the Committee believe that there may have been certain features of its compensation program that stockholders found objectionable. Accordingly, the Company has:

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What We Heard	What We Did
The Company provides excessive severance in employment agreements.	The Company has amended and streamlined its employment agreements with Messrs. Maher, Fitzpatrick, Lebel and Iantosca and entered into an employment agreement with Mr. Tsimbinos, replacing his Change in Control Agreement, to conform severance payable with advisory service guidelines.
Stock awards auto-accelerate on a change in control.	The Company is proposing for stockholder approval an amendment to its 2011 Stock Incentive Plan that eliminates automatic vesting upon a change in control of equity awards granted after January 1, 2017.
There are automatic stock awards granted upon a change in control.	The Company is proposing for stockholder approval an amendment to its 2011 Stock Plan that eliminates the automatic stock grants issued upon a change in control.
There is a disconnect between executive pay and Company performance.	The Company maintained base salary, incentive payments, and equity awards that are less than the peer group averages so that that the Compensation Committee could evaluate the continued performance of the Company.

The Board believes that, with these changes, together with the Company’s performance over the past year, this year’s say-on-pay proposal will enjoy greater levels of stockholder support that the Company experienced in years prior to 2016 (81% in favor in 2015, 85% in favor in 2014 and 97% in favor in 2013). Advisory votes on executive compensation will continue to serve as an additional tool to guide the Board and the Committee in their assessment of the Company’s executive compensation program.

How Compensation is Determined

The Compensation Committee reviews compensation for the CEO, the other NEOs and the other officers subject to the reporting requirements of Section 16 under the Exchange Act (including the NEOs, the “Section 16 Officers”), and establishes certain guidelines and limits for compensation and benefits programs for other employees of the Company and the Bank. The Compensation Committee annually reviews and evaluates recommendations made by CEO regarding compensation, including base salary, bonuses and equity grants for the Section 16 Officers, other than the CEO. The Compensation Committee then determines the compensation for the CEO and Section 16 Officers and reports its determination to the Board. In establishing compensation levels, the Compensation Committee considers the Company’s overall strategic objectives, annual performance goals, the report of the compensation consultant regarding peer group comparisons, market data for other institutions, individual executive performance, the relative level of compensation among executive officers and regulatory requirements. The Compensation Committee also has the Chief Risk Officer perform a risk assessment to review any actual and potential risks created by the Company’s compensation program, as well as analyze the Company’s controls and risk mitigation mechanisms.

Executive management and outside advisors from time-to-time may be invited to Compensation Committee meetings to provide their views on compensation matters. The CEO participates in the process of determining compensation for the other Section 16 Officers by making recommendations regarding base salary adjustments and awards under incentive and equity plans. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. See “Corporate Governance – Committees of the Board of Directors” for further information regarding the Compensation Committee.

Role of Compensation Consultant

The Compensation Committee first retained Mosteller & Associates (“MA”) in 2012 and again retained MA as its independent compensation consultant for 2016. The Compensation Committee considers competitive market data, advice and recommendations received from MA in making compensation decisions. MA and its representatives are independent of the Bank’s management, report directly to the Compensation Committee, and have no economic relationship with the Company other than MA’s role as advisor to the Compensation Committee. On July 12, 2016, the Compensation Committee reviewed information provided by MA regarding its independence. Based on this information and additional review, the Compensation Committee concluded that the work performed by MA does not raise any conflicts of interest.

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Compensation Study

The Compensation Committee has historically relied on a peer group to assess relative performance for its annual incentive plans and uses this information as a factor when making compensation decisions. MA conducted a peer group study for the Compensation Committee for use in making compensation decisions for 2016. MA reviewed the prior peer group for appropriateness and recommended changes for 2016. The peer group that is reflected in the report reflects moderate adjustments to the 2015 peer group to reflect the growth in asset size of the Bank following the acquisition of Cape Bank. Based upon the study provided by MA, the Compensation Committee approved the recommendation at its January 20, 2016 meeting and established a 15 bank peer group for the 2016 compensation review, consisting of the following:

Arrow Financial Corporation (NY) – NASDAQ: AROW	Northfield Bancorp, Inc. (NJ) – NASDAQ: NFBK
Bryn Mawr Banc Corp. (PA) – NASDAQ: BMTC	Oritani Financial Corp. (NJ) – NASDAQ: ORIT
Dime Community Bancshares, Inc. (NJ) – NASDAQ: DCOM	Peapack-Gladstone Financial Corp. (NJ) – NASDAQ: PGC
Eagle Bancorp, Inc. (MD) – NASDAQ: EGBN	Sandy Spring Bancorp, Inc. (MD) – NASDAQ: SASR
Financial Institutions, Inc. (NY) – NASDAQ: FISI	Tompkins Financial Corp. (NY) – NASDAQ: TMP
First of Long Island Corp. (NY) – NASDAQ: FLIC	Univest Corp. of Pennsylvania (PA) – NASDAQ: UVSP
Flushing Financial Corp. (NY) – NASDAQ: FFIC	WSFS Financial Corp. – (Delaware) – NASDAQ: WSFS
Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI

MA conducted a review of the Bank’s current level of executive compensation relative to its peers and provided the Compensation Committee with its report at its July 12, 2016 meeting. The executive compensation results found a strong alignment between performance and executive compensation at OceanFirst. The financial performance indicators in the review were as follows:

•	asset size, where the Company was $4.2 billion as compared to a peer group average of $4.1 billion, ranking the Company seventh in the peer group for the year and eleventh on the three-year average basis;

•	return on assets, where the Company ranked thirteenth in the peer group for 2015 performance and fourteenth in the peer group for three year average return on assets; and

•	return on equity, where the Company ranked eleventh compared to the 15 bank peer group average for 2015 and eleventh as compared to the peer group’s average for the three year period.

In reviewing the report, the Compensation Committee considered that the Company’s performance indicators were depressed by merger-related expenses. Had those merger-related expenses been excluded, the Company’s performance for both ROA and ROE would have both reflected performance in the middle of the peer group. For 2016, the Compensation Committee benchmarked compensation at the 50th percentile of the peer group. Overall, the base salaries were 89% of the 15 bank peer group average while the target bonuses trended at 67% of the peer group average. Total compensation, including equity awards, averaged 74% of the peer group average with individual ranges from 64% to 94% of the peer group average. The 2016 study was taken into account by the Compensation Committee to set and establish executive compensation. Of the respective peer group average for CEO compensation, Mr. Maher’s base salary was 89.6% of the peer group average, and target bonus was 80.3% of the peer group average, and total compensation (including equity awards) was 74.6%.

Elements of Compensation

The following describes the elements of compensation and provides information on certain decisions regarding 2016 compensation.

Base Salary

The base salary levels for the NEOs are intended to be competitive with those of comparable positions at peer financial institutions at levels appropriate to attract, retain, motivate and reward individuals to discharge their responsibilities, while being mindful of managing costs, particularly “fixed” costs. After the Compensation Committee’s consideration of various factors, including the growth of the Company, the MA report, prevailing market conditions, current and anticipated Company performance, the performance and responsibilities of individual executives, and current pay levels, as applicable, the Company increased NEO base salaries in July of 2016 as follows:

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Name	2015-16 Salary	2016-17 Salary	Change
Christopher D. Maher	$550,000	$650,000	18.2%
Michael J. Fitzpatrick	$275,000	$300,000	9.1%
Joseph J. Lebel III	$275,000	$300,000	9.1%
Joseph R. Iantosca	$275,000	$285,000	3.6%
Steven J. Tsimbinos	$247,222	$250,000	1.1%

Cash Incentive Awards

A significant portion of each NEO’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual under a cash incentive compensation plan. Annual non-discretionary cash bonuses for the NEOs are contingent on the performance of the Company, the Bank and the individual, by comparing actual Company performance against targets that are approved by the Compensation Committee at the beginning of 2016. For 2016, Mr. Maher’s bonus target was set as a component of his employment contract. Ordinarily, if cash incentive compensation is paid out under the plan, actual bonus payments may range from 50% of targeted bonus levels for Threshold performance to 150% for Superior performance. For 2016, incentive payments were based on net income and efficiency ratio utilizing the following matrix:

		Threshold	Target	Superior
Category	Weight	50%	100%	150%
Core Net Income	60%	$30,509,100	$33,899,000	$37,288,900
Core Efficiency Ratio	40%	63.13%	60.43%	57.73%

For purposes of the matrix, the Core Net Income and Core Efficiency Ratio values were derived from the Company’s 2016 Business Plan as proposed by senior management and approved by the Board in December 2015. The values in the Business Plan were subsequently increased with Board approval following the May 2016 closing of the Cape Bank acquisition. The results for 2016 were Core Net Income at $34,952,000 (above Target) and the Core Efficiency Ratio at 61.26% (slightly below Target), resulting in overall funding of 103.1% of Target. Funding is then adjusted for individual performance. “Core” measures exclude merger related expenses. The incentives are determined based upon the Company’s success in achieving its financial goals, as adjusted for individual performance. The following table provides a summary of the incentive payments to the Company’s NEOs for 2016:

Name	Target Bonus	Percent of Salary	Actual Bonus
Christopher D. Maher	$350,000	53.8%	$540,000
Michael J. Fitzpatrick	$175,000	58.3%	$225,000
Joseph J. Lebel III	$200,000	66.7%	$250,000
Joseph R. Iantosca	$175,000	61.4%	$217,000
Steven J. Tsimbinos	$105,000	42.0%	$125,000

Discretionary Bonus Payments

The Company did not make any discretionary bonus payments to the NEOs for 2016 and limits the use of discretionary bonus payments to extraordinary circumstances to rectify inequities or recognize outstanding performance.

Equity Incentive Awards

The Compensation Committee approved the grants of stock options and restricted stock awards under the Company’s stock incentive plans. The grants vest over five years. The award levels and vesting schedules were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the amount of awards previously granted and the MA report for 2016. Awards in 2016 to the NEOs are presented in “Executive Compensation” under the “Stock Options” and “Stock Awards” columns of the Summary Compensation Table and the Grants of Plan-Based Awards Table, and can be illustrated as follows:

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To incent Company performance and align their interests with stockholders, approximately 75% (determined by dollar value) of the awards to Messrs. Maher, Fitzpatrick, Iantosca, and Lebel were granted in options and 25% in time vested restricted stock. Due to his role in risk management, approximately 70% (determined by dollar value) of the award to Mr. Tsimbinos was granted in time vested restricted stock and 30% in stock options. The Compensation Committee believes that the grants made in 2016 appropriately balance the goal of creating an incentive to increase stockholder value with the goal of risk mitigation and promoting sound banking practices. See “Compensation Program Design and Rationale – Mix of Compensation Elements; Risk Mitigation.”

Benefits

All NEOs participate in the benefit plans generally available to the employees, including medical, life and disability insurance, the 401(k) Plan and the Company’s Employee Stock Ownership Plan (“ESOP”). The Company also maintains SERPs covering Messrs. Maher and Fitzpatrick. These SERPs are intended to promote continued service of covered executives by providing a supplement to the executive’s other qualified retirement plan benefits, which are limited by law. In the case of Mr. Fitzpatrick, the benefit is based on the average of the highest compensation during any four consecutive calendar years and length of service with the Company, and in the case of Mr. Maher, an agreed upon schedule of contributions. The Company did not make any significant changes to the benefits offered to its NEOs in 2016. See “Executive Compensation – Nonqualified Deferred Compensation – Supplemental Executive Retirement Plan.”

Perquisites

The Company provided perquisites to certain NEOs in the form of Company-paid automobile benefits and, for certain NEOs, country club dues and provision of a comprehensive executive physical. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs travel, dining and entertainment expenses for all employees. Perquisites are included in the footnotes and narratives to the Summary Compensation Table within Executive Compensation.

Deferred Compensation

The Bank provides certain NEOs with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (the “Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Deferral Plan. The Company did not make any significant changes to the deferral program for its NEOs.

Employment Agreements

The continued success of the Company depends to a significant degree on the skills and competence of its NEOs. As part of its compensation program, the Company affords its NEOs eligibility for payments and benefits in the event of certain employment terminations and/or in the event of a change in control of the Company. The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The employment agreements also include restrictive covenants (non-competition, non-solicitation, and confidentiality) to protect the Company’s business interest in the event that an executive leaves his employment. The employment agreements are described later in this proxy under “Executive Compensation – Employment Agreements.”

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal years ended December 31, 2016, 2015 and 2014 to or for the account of the CEO, CFO, and the other three most highly compensated executive officers of the Company (the “NEOs”):

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher D. Maher,	2016	598,462	87,437	262,574	540,000	88,843	1,577,316
Chairman, President and CEO of the	2015	566,346	89,716	265,715	311,850	76,866	1,310,493
Company and the Bank	2014	397,885	—	250,800	212,000	71,559	932,244
Michael J. Fitzpatrick,	2016	287,116	19,786	59,400	225,000	160,971	752,273
Executive Vice President and	2015	285,577	26,750	80,325	98,010	145,145	635,807
CFO of the Company and the Bank	2014	274,057	31,240	94,050	116,000	129,571	644,918
Joseph J. Lebel III,	2016	287,116	33,005	99,000	250,000	28,096	697,217
Executive Vice President and	2015	284,808	35,695	107,100	122,513	27,995	578,111
Chief Banking Officer of the Bank	2014	246,866	33,903	101,888	95,000	25,222	502,879
Joseph R. Iantosca,	2016	279,846	33,005	99,000	217,000	40,153	669,004
Executive Vice President and	2015	284,808	35,695	107,100	110,261	34,023	571,887
Chief Administrative Officer of the Bank	2014	241,443	33,903	101,888	87,000	30,096	494,330
Steven J. Tsimbinos,	2016	248,568	92,362	39,600	125,000	38,880	544,410
Executive Vice President, General Counsel and	2015	252,798	131,578	46,856	95,000	30,540	556,772
Corporate Secretary of the Company and the Bank	2014	229,163	18,283	54,863	91,000	26,388	419,697

(1)	Reflects the value of restricted stock and stock option awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2016 filed with the Company’s Form 10-K for assumptions made in the valuation.
(2)	Reflects payments made for each respective year under the annual incentive compensation plan.
(3)	All other compensation was comprised of the following elements for 2016:

	Christopher D. Maher	Michael J. Fitzpatrick	Joseph J. Lebel III	Joseph R. Iantosca	Steven J. Tsimbinos
Employee Stock Ownership Plan Allocation	$11,034	$11,034	$11,034	$11,034	$10,350
401(k) Plan Contribution (Company match)	9,275	9,275	9,275	9,173	4,971
SERP Allocation	31,244	116,169	—	—	—
Life Insurance Premiums	1,932	4,143	1,444	2,628	804
Long-term Disability Premiums	1,358	1,799	1,220	1,324	1,129
Company-provided Automobile Benefit	18,063	16,049	5,123	10,299	12,075
Company-paid Executive Physical	4,495	—	—	5,695	4,495
Company-paid Club Dues	11,100	—	—	—	5,056
Change in Nonqualified Deferred Compensation Earnings	342	2,502	—	—	—
TOTAL	$88,843	$160,971	$28,096	$40,153	$38,880

Employment Agreements

On April 5, 2017, the Company entered into separate employment agreements with Messrs. Maher, Fitzpatrick, Lebel, Iantosca, and Tsimbinos (each such person, the “Executive”), replacing employment agreements entered into between Messrs. Maher, Fitzpatrick, Lebel, and Iantosca and change in control agreements entered into with Mr. Tsimbinos.

The employment agreements have terms expiring on July 31, 2019. Each employment agreement provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to the Executive after conducting the Executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that the compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances.

The agreements provide for termination, at any time by the Bank or the Company, for cause as defined in the agreements or without

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cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s qualifying resignation from the Bank and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation would qualify for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without his prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from his primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for cause) follows a change in control (as defined in the employment agreements) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the Target Cash Compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended , such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

In the event of the Executive’s subsequent death while he is receiving the above severance payments (whether or not in the event of a change in control), such payments will be made to his beneficiaries or estate. Each Executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and if applicable federal law.

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Grants of Plan-Based Awards

The following table sets forth certain information regarding stock options, restricted stock awards and non-equity incentive plan awards to the NEOs during the Company’s fiscal year ended December 31, 2016.

		All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(5)
Name	Grant Date	Stock or Units (#)(1)	Underlying Options (#)(2)	Awards ($/Sh)(3)	& Option Awards ($)(4)	Threshold ($)	Target ($)	Maximum ($)
Christopher D. Maher	3/16/16	5,060	99,460	17.28	350,011	175,000	350,000	787,500
Michael J. Fitzpatrick	3/16/16	1,145	22,500	17.28	79,186	87,500	175,000	262,500
Joseph J. Lebel III	3/16/16	1,910	37,500	17.28	132,005	100,000	200,000	300,000
Joseph R. Iantosca	3/16/16	1,910	37,500	17.28	132,005	87,500	175,000	262,500
Steven J. Tsimbinos	3/16/16	5,345	15,000	17.28	131,962	50,000	105,000	157,500

(1)	Refers to awards of restricted shares of Company common stock under the 2011 Stock Incentive Plan. Awards vest over five years in equal annual installments from date of grant.
(2)	Refers to awards of stock options under the 2011 Stock Incentive Plan. Options vest over five years in equal annual installments from date of grant.
(3)	Closing price of the underlying shares of Company common stock on the date of grant.
(4)	Reflects the value of restricted stock awards and stock options granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2016 filed with the Company’s Form 10-K for assumptions made in the valuation.
(5)	Amounts shown represent the range of potential payouts for fiscal 2016 performance under the 2011 Cash Incentive Compensation Plan. The performance period for the non-equity awards was January 1, 2016 through December 31, 2016.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock options and stock awards held by the NEOs of the Company at December 31, 2016:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Christopher D. Maher	13,500	9,000	14.55	6/17/23	—	—
	24,000	36,000	17.75	3/19/24	—	—
	14,886	59,544	17.37	3/18/25	—	—
	—	99,460	17.28	3/16/26	1,824	54,775
	—	—	—	—	4,132	124,084
	—	—	—	—	5,060	151,952
Michael J. Fitzpatrick	21,263	—	16.81	2/20/18	—	—
	29,770	—	10.00	2/17/20	—	—
	30,000	—	13.87	2/18/21	—	—
	24,000	6,000	13.83	2/15/22	—	—
	13,500	9,000	14.62	2/15/23	—	—
	9,000	13,500	17.75	3/19/24	—	—
	4,500	18,000	17.37	3/18/25	—	—
	—	22,500	17.28	3/16/26	—	—
	—	—	—	—	388	11,652
	—	—	—	—	611	18,348
	—	—	—	—	1,056	31,712
	—	—	—	—	1,232	36,997
	—	—	—	—	1,145	34,384
Joseph J. Lebel III	4,500	—	20.25	3/02/17	—	—
	7,088	—	16.81	2/20/18	—	—
	9,925	—	10.00	2/17/20	—	—
	10,125	—	13.87	2/18/21	—	—
	8,100	2,025	13.83	2/15/22	—	—
	6,750	4,500	14.62	2/15/23	—	—
	6,750	4,500	14.55	6/17/23	—	—
	9,750	14,625	17.75	3/19/24	—	—
	6,000	24,000	17.37	3/18/25	—	—
	—	37,500	17.28	3/16/26	—	—
	—	—	—	—	130	3,904
	—	—	—	—	609	18,288
	—	—	—	—	1,146	34,414
	—	—	—	—	1,644	49,369
	—	—	—	—	1,910	57,357
Joseph Iantosca	7,088	—	12.28	2/18/19	—	—
	9,925	—	10.11	2/11/20	—	—
	10,125	—	13.87	2/18/21	—	—
	8,100	2,025	13.83	2/15/22	—	—
	6,750	4,500	14.62	2/15/23	—	—
	6,750	4,500	14.55	6/17/23	—	—
	9,750	14,625	17.75	3/19/24	—	—
	6,000	24,000	17.37	3/18/25	—	—
	—	37,500	17.28	3/26/26	—	—
	—	—	—	—	—	—
	—	—	—	—	—	—
	—	—	—	—	130	3,904
	—	—	—	—	609	18,288
	—	—	—	—	1,146	34,414
	—	—	—	—	1,644	49,369
	—	—	—	—	1,910	57,357
(Table continues and footnotes on following pages)

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Steven J. Tsimbinos	9,750	—	11.32	9/07/20	—	—
	10,125	—	13.87	2/18/21	—	—
	8,100	2,025	13.83	2/15/22	—	—
	6,750	4,500	14.62	2/15/23	—	—
	5,250	7,875	17.75	3/19/24	—	—
	2,625	10,500	17.37	3/18/25	—	—
	—	15,000	17.28	3/26/26	—	—
	—	—	—	—	131	3,934
	—	—	—	—	306	9,189
	—	—	—	—	618	18,559
	—	—	—	—	6,060	181,982
	—	—	—	—	5,345	160,510

(1)	Options vest as to 20% of the shares subject to the grant on or about each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates. With respect to Mr. Maher’s stock options that have not vested, the options for 9,000 shares vest in equal installments on June 17 of 2017 and 2018; the options for 36,000 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the options for 59,544 shares vest in equal installments on March 1 of 2017, 2018, 2019, and 2020; and the options for 99,460 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Fitzpatrick’s stock options that have not vested, the options for 6,000 shares vest on February 15, 2017; the options for 9,000 shares vest in equal installments on February 15 of 2017 and 2018; the options for 13,500 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the options for 18,000 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the options of 22,500 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Lebel’s stock options that have not vested, the options for 2,025 shares vest on February 15, 2017; the options for 4,500 shares (expiring February 15, 2023) vest in equal installments on February 15 of 2017 and 2018; the options for 4,500 shares (expiring June 17, 2023) vest in equal installments on June 17 of 2017 and 2018; the options for 14,625 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the options for 24,000 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the options for 37,500 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Iantosca’s stock options that have not vested, the options for 2,025 shares vest on February 15, 2017; the options for 4,500 shares (expiring February 15, 2023) vest in equal installments on February 15 of 2017 and 2018; the options for 4,500 shares (expiring June 17, 2023) vest in equal installments on June 17 of 2017 and 2018; the options for 14,625 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the options for 24,000 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the options for 37,500 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Tsimbinos’ stock options that have not vested, the options for 2,025 shares vest on February 15, 2017; the options for 4,500 shares vest in equal installments on February 15 of 2017 and 2018; the options for 7,875 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the options for 10,500 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the options for 15,000 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2020.

(2)	The restricted stock vests as to 20% of the shares subject to the award on March 1 of the year following the grant date, subject to the executive’s continued service on the relevant vesting dates.

With respect to Mr. Maher’s shares that have not vested, the 1,824 shares vest in equal installments on March 1 of 2017 and 2018; the 4,132 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the 5,060 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Fitzpatrick’s shares that have not vested, the 388 shares vest on March 1, 2017; the 611 shares vest in equal installments on March 1 of 2017 and 2018; the 1,056 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the 1,232 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the 1,145 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Lebel’s shares that have not vested, the 130 shares vest on March 1, 2017; the 609 shares vest in equal installments on March 1 of 2017 and 2018; the 1,146 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the 1,644 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the 1,910 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Iantosca’s shares that have not vested, the 130 shares vest on March 1, 2017; the 609 shares vest in equal installments on March 1 of 2017 and 2018; the 1,146 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the 1,644 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; and the 1,910 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

With respect to Mr. Tsimbinos’ shares that have not vested, the 131 shares vest on March 1, 2017; the 306 shares vest in equal installments on March 1 of 2017 and 2018; the 618 shares vest in equal installments on March 1 of 2017, 2018 and 2019; the 6,060 shares vest in equal installments on March 1 of 2017, 2018, 2019 and 2020; the 5,345 shares vest in equal installments on March 1 of 2017, 2018, 2019, 2020 and 2021.

(3)	Market Value computed using the closing price of the Company’s common stock on December 31, 2016 ($30.03).

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Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options or vesting of restricted shares during the Company’s fiscal year ended December 31, 2016:

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(1)
Christopher D. Maher	—	—	1,947	33,488
Michael J. Fitzpatrick	20,250	159,975	1,810	31,132
Joseph J. Lebel III	—	—	1,384	23,805
Joseph R. Iantosca	13,838	53,888	1,384	23,805
Steven J. Tsimbinos	—	—	2,159	37,118
(1)	Computed using the closing price of the Company’s common stock on the applicable exercise/vesting date.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plans

The Bank maintains non-qualified SERPs to provide Messrs. Maher and Fitzpatrick with additional retirement benefits. As part of Mr. Maher’s SERP arrangement, the Bank established in 2014 an account for the benefit of his retirement and commenced the funding of that SERP by an annual Company contribution. Such account will be paid in full upon the termination of his employment due to his retirement after age 65, resignation for Good Reason (as defined), termination without Cause (as defined) or his death. If Mr. Maher’s employment terminates for a reason other than those detailed in the preceding sentence, Mr. Maher shall be paid the balance of the account, less contributions for the preceding five years and less any earnings on those forfeited contributions. For Mr. Fitzpatrick, the benefits provided under his SERP make up the difference between an amount up to 70% of the average of the highest compensation during any four consecutive calendar years and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP. The Bank established an irrevocable trust in connection with the SERP for Mr. Fitzpatrick. The trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participant, who recognizes as income contributions that are made to the trust. Earnings on the trust’s assets are taxable to the participant.

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Nonqualified Deferred Compensation Plan for Executives

Certain NEOs may participate in the deferral plan (the “Deferral Plan”). This Deferral Plan allows eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Plan. The participating executive’s deferral is credited to a bookkeeping account and increased on the last day of each month by interest earned at the rate equal to the Stable Fund Rate for the 401(k) Plan plus 250 basis points. The following table sets forth certain information regarding nonqualified deferred compensation benefits to NEOs of the Company during the Company’s fiscal year ended December 31, 2016:

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)		Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Christopher D. Maher	SERP	—	31,244	(1)	3,425	—	94,749
	Deferral Plan	—	—		—	—	—
Michael J. Fitzpatrick	SERP	—	116,169	(2)	—	—	—
	Deferral Plan	—	—		16,744	—	455,621	(3)
Joseph J. Lebel III	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Joseph R. Iantosca	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Steven J. Tsimbinos	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—

(1)	Represents annual SERP contribution. The contributions are credited to a bookkeeping account and reflected as a liability on the Company’s financial statements. Contributions and related earnings are taxed to the participant in the year they are distributed.
(2)	Represents annual SERP contribution. The contributions are held in trust for the irrevocable benefit of the SERP participant. Contributions are taxed to the participant in the year they are added to the trust. SERP account balances are treated as participant assets, rather than Company assets, and are not reflected on the Company’s financial statements.
(3)	Excludes SERP account balance.

Potential Payments Upon Termination or Change in Control

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of Messrs. Maher, Fitzpatrick, Lebel and Iantosca in place as of December 31, 2016 provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or the executive terminates under the circumstances constituting “Good Reason” under the agreements. The severance payment provided under the employment agreements would be equal to (i) the amount of remaining payments the executive would receive if he had continued employment during the remaining term of the agreement at the executive’s base salary as of the date of termination and (ii) an amount equal to the annual contributions that would have been made on executive’s behalf to any employee benefit plans of the Company or the Bank during the remaining term of the agreement based on contributions made as of the date of termination, or in the case of Messrs. Maher, Lebel and Iantosca, if greater, one year’s base salary at the time of termination. In addition, the executive would receive continued life, medical, dental and disability coverage for the remaining term of the agreement, or in the case of Messrs. Maher, Lebel and Iantosca, one year, if longer. Payments, other than continued welfare benefits, would be made on a lump sum basis. Payments and benefits would be provided by either the Company or the Bank, but not both.

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Employment Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements in place on December 31, 2016 for Messrs. Maher, Fitzpatrick, Lebel and Iantosca provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s voluntary resignation following any failure to reelect the executive to his current offices, a material change in the executive’s functions, duties or responsibilities, a material change in the executive’s principal place of employment, material reduction in the executive’s salary, or material breach of the employment agreement unless such termination is due to death or for cause, as defined in the agreement.

A “change in control” means a change in control of the Company or the Bank involving (a) an event reportable on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act; (b) a Change in Control within the meaning of the Home Owners’ Loan Act of 1933, the Federal Deposit Insurance Act or Office of the Comptroller of the Currency regulations; (c) a person becoming beneficial owner, directly or indirectly, of 20% the outstanding securities of the Company or the Bank; (d) a change in majority control of the Board of Directors of the Company, other than a change approved by the incumbent board; (e) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or the Bank in which either entity is not the survivor; (f) a distribution soliciting proxies for stockholder approval of a plan of reorganization, merger or consolidation of the Company or the Bank as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by either entity; or (g) a tender offer is made for 20% or more of the voting securities of the Company or the Bank.

If the change in control benefit is triggered, the officer is entitled to a benefit equal to the greater of (A) three times the executive’s average annual compensation paid in the preceding five taxable years (or a lesser number of years if the executive has been with the Company for less than five years) or (B) the payments due for the remaining term of the agreement. In addition, the executive would become entitled to continued life, medical, dental and disability coverage for 36 months following the change in control. In the event payments and benefits under employment agreements, together with other payments and benefits the officer may receive, would constitute an excess parachute payment under section 280G of the Code, the employment agreements do not provide for “tax gross-ups.” Rather, they provide that the executive would be entitled to the greater of (i) the total net-after tax benefit or (ii) the net-after tax benefit after reduction of the aggregate payment to an amount $1.00 less than the executive’s “base amount,” which is three times the executive’s average taxable compensation for the five tax years ending with the tax year prior to the change in control. Payments, other than continued welfare benefits, would be made on a lump sum basis. Payments under the employment agreements and CIC agreements described below in the event of a change in control may constitute some portion of an excess parachute payment under section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. Benefits would be provided by the Company or the Bank, but not both.

Change in Control Agreements — Involuntary or Constructive Termination Following Change in Control

The CIC Agreements in place at December 31, 2016 with Mr. Tsimbinos provide for certain payments if his employment is terminated by the Company or the Bank following a “change in control” due to (i) his dismissal other than for cause or (ii) his voluntary resignation following any failure to re-elect the executive to his current offices, a material change in his functions, duties or responsibilities, a material change in his principal place of employment, a material change in his salary, or a material breach of the CIC Agreement by the Company or the Bank, unless such termination is due to death or for cause, as defined in the agreement.

For purposes of the CIC Agreements, the definition of “change in control” is the same as described above under “Employment Agreements – Involuntary or Constructive Termination Following a Change in Control.”

If the change in control benefit is triggered, the officer is entitled to a benefit equal to two times the executive’s average annual compensation paid in the most recent five taxable years (or a lesser number of years if the executive has been with the Company for less than five years). In addition, the executive would become entitled to continued life, medical, dental and disability coverage for 36 months following the change in control. In the event payments and benefits under the CIC Agreements, together with other payments and benefits he may receive, would constitute an excess parachute payment under section 280G of the Code, the CIC Agreements do not provide for “tax gross-ups.” Rather, they provide that the executive would be entitled to the greater of (i) the total net-after tax benefit or (ii) the net-after tax benefit after reduction of the aggregate payment to an amount $1.00 less than the executive’s “base amount,” which is three times the executive’s average taxable compensation for the five tax years ending with the tax year prior to the change in control. Payments, other than continued welfare benefits, would be made on a lump sum basis. Benefits would be provided by the Company or the Bank, but not both.

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Equity Incentive Plan — Change in Control Grant

In the event of a change in control, each of the 2006 Stock Plan and the 2011 Stock Plan provides that each option award under the plan will become fully exercisable and remain exercisable for the duration of its term and all restricted stock awards will become fully vested. In addition, each such plan provides that all stock available for grant under the plan will be automatically granted to employees and outside directors in proportion to the grants of awards previously made under the 2011 Stock Plan, the 2006 Stock Plan and the Company’s 2000 Stock Option Plan. Under these plans, “Change in Control” has substantially the same meaning as described above under “Employment Agreements Involuntary or Constructive Termination Following a Change in Control.” If Proposal 3 is approved, (1) the automatic stock grant provision will be eliminated and (2) stock awards granted in the future will not automatically accelerate upon a change in control.

Supplemental Executive Retirement Plan — Involuntary or Constructive Termination

In the event of a “change in control,” Mr. Fitzpatrick is entitled to a lump sum contribution equal to the supplemental retirement income benefit contribution required for the year in which the change in control occurs plus the present value of the total supplemental retirement income benefit contributions which would have been required for the three years following the year in which the change in control occurs. In the event of a “change in control,” Mr. Maher is entitled to a lump sum contribution equal to the sum of: (a) the account balance as of the date of the change in control, (b) the amount required to be credited to the account for year in which such change in control occurs (unless already made); and (c) the present value (computed using a discount rate equal to 4% per annum) of the amounts that would have been required to be credited to the account for the three years following the year in which such change in control occurs.

Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 31, 2016. The amounts below were prepared on the basis of the employment and change in control agreements in place on that date, which have been subsequently replaced. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees. If Proposal 3 is approved, the Automatic Stock Grant amounts under Change in Control in the following tables will be eliminated.

Christopher D. Maher

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$3,173,287	(2)	—		$3,173,287		—
Value of Continued Health and Welfare Benefits	82,014	(3)	—		95,242	(3)	—
Acceleration of Stock and Option Awards	—		$2,934,255	(4)	—		$2,934,255	(4)
Automatic Stock Grant	—		891,020	(5)	—		—
SERP Contribution	—		192,443	(6)	—		192,443	(7)
TOTAL	$3,255,301		$4,017,718		$3,268,529		$3,126,698

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents lump sum value of payments due for the remaining term of the employment agreement based on current year levels of base salary, incentive plan payment and fringe benefits.
(3)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement (36 months in the case of a termination following a change in control).
(4)	Represents the value of accelerated vesting of 11,016 shares of restricted Company stock and stock options covering 204,004 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(5)	Represents the value of an automatic change in control award of 29,671 shares of Company common stock under the 2011 Stock Incentive Plan based on the number of shares remaining in that plan as of December 31, 2016.
(6)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.
(7)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

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Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$1,408,715	(2)	—		$1,439,302		—
Value of Continued Health and Welfare Benefits	82,496	(3)	—		95,802	(3)	—
Acceleration of Stock and Option Awards	—		$1,049,572	(4)	—		$1,049,572	(4)
Automatic Stock Grant	—		876,756	(5)	—		—
SERP Contribution	—		380,069	(6)	—		689,823	(7)
TOTAL	$1,491,211		$2,306,397		$1,535,104		$1,739,395
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents lump sum value of payments due for the remaining term of the employment agreement based on current year levels of base salary, incentive plan payment and fringe benefits.
(3)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement (36 months in the case of a termination following a change in control).
(4)	Represents the value of accelerated vesting of 4,432 shares of restricted Company stock and stock options covering 69,000 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(5)	Represents the value of an automatic change in control award of 29,196 shares of Company common stock under the 2011 Stock Incentive Plan based on the number of shares remaining in those plans as of December 31, 2016.
(6)	Represents the value of the lump sum change in control SERP contribution equal to the present value of the contributions that would be required for the three years following the change in control.
(7)	Represents the lump sum value of the remaining SERP contributions that would be required following the death of the executive.

Joseph J. Lebel III

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$902,989	—		$902,989		—
Value of Continued Health and Welfare Benefits	80,999	—		94,064	(2)	—
Acceleration of Stock and Option Awards	—	$1,296,715	(3)	—		$1,296,715	(3)
Automatic Stock Grant	—	567,417	(4)	—		—
TOTAL	$983,988	$1,864,132		$997,053		$1,296,715

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement (36 months in the case of a termination following a change in control).
(3)	Represents the value of accelerated vesting of 5,439 shares of restricted Company stock and stock options covering 87,150 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(4)	Represents the value of an automatic change in control award of 18,895 shares of Company common stock under the 2011 Stock Incentive Plan based on the number of shares remaining in those plans as of December 31, 2016.

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Joseph R. Iantosca

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$810,994	—		$810,994		—
Value of Continued Health and Welfare Benefits	81,213	—		94,312	(2)	—
Acceleration of Stock and Option Awards	—	$1,296,715	(3)	—		$1,296,715	(3)
Automatic Stock Grant	—	585,465	(4)	—		—
TOTAL	$892,207	$1,882,180		$905,306		$1,296,715

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement (36 months in the case of a termination following a change in control).
(3)	Represents the value of accelerated vesting of 5,439 shares of restricted Company stock and stock options covering 87,150 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(4)	Represents the value of an automatic change in control award of 19,496 shares of Company common stock under the 2011 Stock Incentive Plan based on the number of shares remaining in those plans as of December 31, 2016.

Steven J. Tsimbinos

Payments and Benefits	Involuntary or Constructive Termination	Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	—	—		$514,604		—
Value of Continued Health and Welfare Benefits	—	—		93,448	(2)	—
Acceleration of Stock and Option Awards	—	$897,221	(3)	—		$897,221	(3)
Automatic Stock Grant	—	318,468	(4)	—		—
TOTAL	—	$1,215,689		$608,052		$897,221

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Approximate lump sum value of continued life, medical, dental and disability coverage for 36 months following termination.
(3)	Represents the value of accelerated vesting of 12,460 shares of restricted Company stock and stock options covering 39,900 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(4)	Represents the value of an automatic change in control award of 10,605 shares of Company common stock under the 2011 Stock Incentive Plan based on the number of shares remaining in those plans as of December 31, 2016.

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DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned by or paid to the Directors during the Company’s fiscal year ended December 31, 2016:

	Fees			Nonqualified
	Earned			Deferred
	or Paid	Stock	Option	Compensation	All Other
	in Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Steven E. Brady(6)	6,134	—	—	—	5,483	11,617
Joseph J. Burke	84,000	30,067	—	—	13,409	127,476
Angelo Catania	77,200	30,067	—	—	13,409	120,676
Michael D. Devlin(6)	52,800	—	—	—	9,653	62,453
Jack M. Farris	76,400	30,067	—	—	—	106,467
John R. Garbarino	146,000	30,067	—	—	27,924	203,991
Dorothy F, McCrosson(6)	5,334	—	—	—	—	5,334
Donald E. McLaughlin	84,400	30,067	—	—	13,409	127,876
Diane F. Rhine	82,800	30,067	—	—	14,189	127,056
Mark G. Solow	76,400	30,067	—	—	14,189	120,656
John E. Walsh	82,800	30,067	—	28,154	—	141,021
Samuel R. Young(6)	5,334	—	—	—	—	5,334
(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)	For awards of stock, the amounts presented above reflect the full grant date fair value. Each Director, with the exception of Messrs. Brady, Devlin, and Young and Ms. McCrosson, received an award of 1,740 shares of restricted stock in 2016. The grant date fair value of these stock awards is expensed over a five-year vesting period. Each of the Directors had the following number of shares of restricted stock unvested at the end of 2016: Mr. Brady, 0; Mr. Burke, 4,765; Mr. Catania, 4,765; Mr. Devlin, 0; Mr. Farris, 3,220; Mr. Garbarino, 3,220; Ms. McCrosson 0; Mr. McLaughlin, 4,765; Ms. Rhine, 4,765; Mr. Solow, 4,765; Mr. Walsh, 4,765 and Mr. Young, 0.
(3)	For awards of stock options, the amounts are based on the grant date fair value. No grant of options was made to the Directors in 2016. Each of the Directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of 2016: Mr. Brady, 76,681; Mr. Burke, 18,536; Mr. Catania, 18,536; Mr. Devlin, 173,419; Mr. Farris, 0; Mr. Garbarino, 493,093; Ms. McCrosson, 8,580; Mr. McLaughlin, 20,786; Ms. Rhine, 18,536; Mr. Solow, 7,000; Mr. Walsh, 18,536 and Mr. Young, 16,434.
(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.
(5)	Reflects Company paid medical benefits and in addition: Mr. Garbarino, $11,874 for Company-paid club dues and $1,860 for use of a Company car; Mr. Devlin, $4,295 for use of a Company car; Mr. Brady $4,167 for consulting payments, $404 for use of a Company car, and $912 for country club and athletic club dues, as part of the agreement reached with him in connection with the acquisition of Ocean Shore, as further described below.
(6)	Mr. Devlin joined the Board of Directors on May 2, 2016 as part of the Company’s acquisition of Cape and on November 30, 2016 Ms. McCrosson and Messrs. Brady and Young joined the Board of Directors as part of the Company’s acquisition of Ocean Shore.

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors

The following tables set forth the applicable retainers and fees effective July 2016 that are paid annually to non-employee Directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. If a Director is not in compliance with the stock ownership levels required under the Stock Ownership Guidelines, the Company and Bank retainers are paid in the form of Company stock.

Directors of OceanFirst Bank:
Annual Retainer	$20,000	(paid in quarterly installments)
Fee per Board Meeting (Regular or Special)	$2,000
Fee per Committee Meeting	$800
Directors of OceanFirst Financial Corp.:
Annual Retainer	$20,000	(paid in quarterly installments)
Additional Annual Cash Retainer for the Chairperson of:
Board of Directors:	$76,000
each of the Audit Committee, the Corporate Governance/Nominating Committee, the Compensation Committee and the Risk Committee:	$8,000

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Separation and Consulting Agreement — Mr. Brady

As part of the Ocean Shore transaction, the Company entered into a separation and consulting agreement with Mr. Brady, which provides for a consulting term of 18 months following the November 30, 2016 closing of the transaction and a consulting fee of $4,167 per month. During the consulting period, Mr. Brady will provide services and advice regarding the integration of Ocean Shore and OceanFirst, as well as transition planning in his role as Vice Chairman of the Company’s Southern Region. If Mr. Brady’s service is terminated by the Company before the end of the consulting term, he will be entitled to continued payment of the monthly consulting fees for the remainder of the consulting period. In addition, the separation and consulting agreement provides Mr. Brady with use of a company-owned vehicle, reimbursement of associated expenses and the payment of annual club dues during the consulting period. In no event will the total compensation paid to Mr. Brady by OceanFirst for his services as a director and a consultant to OceanFirst and its affiliates exceed $195,000 in any single twelve (12) month period.

Deferred Compensation Plan for Directors

The Bank maintains a deferred compensation plan for the benefit of non-employee Directors. The plan is a non-qualified arrangement which offers participating Directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating Director (the “Benefit Age”). The benefits equal the account balance of the Director annuitized over a period of time mutually agreed upon by the Bank and the Director, and then re-annuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the Director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) Plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors. The Company is currently not accepting new contributions into this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person serving as a member of the Compensation Committee, Diane F. Rhine, Mark G. Solow or Jack M. Farris, during the past fiscal year, is or was a current or former officer or employee of the Company or the Bank or engaged in certain transactions with the Company or the Bank that are required to be disclosed by Commission regulations. See “Transactions With Management—Other Transactions.” Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

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Proposal 2	Advisory Vote on Executive Compensation

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the NEOs by voting to approve or not approve such compensation as described in this proxy statement.

The Company’s stockholders are being asked to approve the compensation of the Company’s NEOs as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the included tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s executive officers by voting FOR Proposal 2. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the compensation of the NEOs described herein is reasonable and appropriate, and is justified by the performance of the Company.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, some of which are more fully discussed in the Compensation Discussion and Analysis (which stockholders are encouraged to read):

•	The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.

•	The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.

•	The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board, and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty by the Board. The Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” Proposal 2, approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this Proxy statement, the accompanying compensation tables, and the related narrative disclosure.

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Proposal 3	Approval of Amendment No. 1 to the OceanFirst Financial Corp. 2011 Stock Incentive Plan

Background

On March 30, 2017, the Board of Directors of the Company adopted, subject to stockholder approval, Amendment No. 1 (the “Amendment”) to the OceanFirst Financial Corp. 2011 Stock Incentive Plan (the “Stock Plan”). The Amendment is intended to, among other things, increase the number of shares of common stock (“Shares”) authorized for issuance through equity awards and to update the performance goals under which performance-based awards may be granted.

We ask that our stockholders vote to:

•	Approve the Amendment in order to authorize an additional 1,600,000 Shares for issuance under the Stock Plan, bringing the total Shares available for issuance under the Stock Plan to 4,000,000; and

•	Approve the material terms of the Stock Plan, as amended by the Amendment (the “Amended Stock Plan”) so that awards under the Amended Stock Plan may qualify as performance-based compensation under section 162(m) of the Internal Revenue Code.

Increase in Shares

As of March 31, 2017, the Company had 137,143 options or 54,857 awards of common stock remaining to be issued under the Stock Plan. As of March 31, 2017 the Company had an aggregate of 2,709,579 options outstanding with a weighted average price of $16.73 and a weighted average term of 6.0 years, and an aggregate of 190,817 awards of common stock outstanding. Option and grants of restricted stock awards granted for the last three calendar years are as follows:

	Option Grants	Restricted Stock	Total Plan	Weighted Average Basic
Year	(Underlying Shares)	Grants (Shares)	Units Used(1)	Shares Outstanding
2016	317,460	66,770	484,385	23,093,000
2015	238,305	70,890	415,530	16,600,000
2014	280,375	40,380	381,325	16,687,000

(1) Restricted stock granted counts as 2.5 shares against the Stock Plan.

The Amendment is proposed to provide sufficient Shares to cover new award grants to enable the Company to attract, retain and motivate employees and outside directors by providing for or increasing their economic interests in the success of the Company. The ability to grant equity awards in the future to attract people of experience and ability to serve the Company and its affiliates is critical to sustain the Company’s continued growth and success. The granting of equity awards advances the interests of the Company and its stockholders by providing employees and non-employee directors upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. For these reasons, the Company wishes to continue and enhance its equity awards program.

Section 162(m)

In addition, section 162(m) generally limits to $1 million the federal income tax deduction that the Company may take for annual compensation to the Company’s CEO and the next four highest paid executive officers, unless such compensation is performance-based compensation and is therefore exempt from this limit. In order to qualify as “performance-based compensation” under section 162(m), the Company’s stockholders must re-approve the Amended Stock Plan every five years. The Stock Plan was most recently approved for section 162(m) purposes at the stockholder meeting 2011, and therefore this exemption does not currently apply as it was not submitted for approval at the stockholder meeting in 2016. The Company is submitting the Amended Stock Plan for approval in 2017 so that future performance-based compensation under the Amended Stock Plan may be treated as qualified performance-based compensation.

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Other Amended Provisions

In addition, the Amendment also makes the following changes to the Stock Plan:

•	Requires that, for Awards granted after the date the Amendment is approved by stockholders, at least 95% of all Shares subject to Awards be subject to a vesting period of at least one year;

•	Revises the Stock Plan’s change in control provisions to remove the automatic vesting of awards on a Change in Control;

•	Eliminates the automatic grant of Awards of stock upon a Change in Control; and

•	Broadens the Compensation Committee’s ability to make participants’ awards subject to clawback provisions.

Therefore, the Company is presenting the Amendment to the Stock Plan for stockholder approval in the form attached hereto as Appendix A. The description below is a summary and qualified by reference to the full documents for the Amendment and the Stock Plan, which is attached as an appendix to the Company’s revised definitive proxy statement dated March 31, 2011.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the approval of Amendment No. 1 to the OceanFirst Financial Corp. 2011 Stock Incentive Plan.

The Board of Directors recommends that you vote “FOR” the approval of Amendment No. 1 to the OceanFirst Financial Corp. 2011 Stock Incentive Plan.

Material Terms of the Amended Stock Plan

The Stock Plan was originally approved by the Board and the stockholders of the Company in 2011. The following is a summary of the materials terms of the Amended Stock Plan:

Type of Equity Awards

The Amended Stock Plan provides for the grant of Non-Statutory Stock Options (“NSOs”), Incentive Stock Options (“ISOs” and together with NSOs, “Options”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (“Code”) and Stock Awards (collectively with the Options, “Awards”).

Administration

The Amended Stock Plan is administered by the Compensation Committee. Subject to the terms of the Amended Stock Plan and resolutions of the Compensation Committee, the Compensation Committee interprets the Amended Stock Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the participants to whom Awards will be granted, the type and amount of Awards that will be granted and the terms and conditions applicable to such grants.

The Amended Stock Plan allows the Compensation Committee to grant Awards with respect to which the compensation realized by certain individuals may be deductible by the Company pursuant to section 162(m) of the Code, which generally limits the deductibility of compensation in excess of $1 million paid to the CEO and each of the four highest paid individuals during the taxable year unless the compensation meets certain specified requirements. Compensation attributable to Options will be generally deductible by the Company and not subject to the limitations of section 162(m) if (1) the Amended Stock Plan is approved by stockholders, (2) a committee satisfying the requirements of section 162(m) makes the grants, (3) the Amended Stock Plan specifies the maximum number of Shares with respect to which Options may be granted during a specified period of time, and (4) the compensation received by the individual is based solely on an increase in the value of the underlying stock. Some, but not all, Awards granted under the Amended Stock Plan will meet these criteria and therefore, will not be subject to the limitations of section 162(m) provided that stockholder approval of the Amendment is obtained.

Participants

All employees and outside directors of the Company and its subsidiaries to whom the Compensation Committee grants eligibility are eligible to participate in the Amended Stock Plan. The Compensation Committee may also grant eligibility to consultants and other advisors to the Company in its discretion. Currently, the class of Participants is limited to directors and officers who are Senior Vice Presidents or more senior. There are currently approximately 62 participants.

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Number of Shares of Common Stock Available

Following the adoption of the Amendment, if approved by stockholders, the Company has reserved an additional Shares issuance in connection with Awards under the Amended Stock Plan, bringing the total amount of shares available under the plan to 4,000,000. In applying this limitation, the number of Shares covered by an Option shall count against the limitation on a one-for-one basis and the number of Shares associated with an Award other than an Option shall count against the limitation in a ratio of two and one-half (2.5) to one.

Shares reserved under the Amended Stock Plan may be either authorized but unissued Shares, or reacquired Shares held by the Company in its treasury. Upon the issuance of Shares used to satisfy Award grants, the number of Shares then-outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any Shares subject to an Award that expires or otherwise terminates unexercised will generally again be available for issuance under the Amended Stock Plan, except that the following Shares will not be available for issuance or reissuance under the Amended Stock Plan:

•	Shares tendered by a participant as full or partial payment for the exercise of an Option,

•	Shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m), and

•	Shares withheld by or otherwise remitted to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award, the exercise of Options granted under the Amended Stock Plan, or upon any other payment or issuance of Shares under the Amended Stock Plan.

In addition, the Amendment adds a requirement that at least 95 percent of the Shares subject to Awards made under the Amended Stock Plan must have a vesting period of at least one year, which cannot be waived by the Compensation Committee or reduced in an award agreement (except that an award agreement may permit acceleration on death or Disability, as defined in the Amended Stock Plan). This requirement applies to grants made after the date on which the Amendment is approved by stockholders, and is calculated based on the number of Shares available for issuance immediately after approval of the Amendment.

Stock Option Grants

The Amended Stock Plan permits the grant of ISOs to employees, and the grant of NSOs to employees and other eligible individuals. The exercise price of each ISO or NSO is determined by the Compensation Committee and will not be less than the fair market value of the Company’s common stock on the date the ISO or NSO is granted, as defined in the Amended Stock Plan (or 110% of the fair market value of the Company’s common stock in the case of an ISO granted to a 10% stockholder of the Company). The exercise price of an Option may generally be paid in cash, Shares or other property, by the surrender of all or part of the Option being exercised, by the immediate sale through a broker of the number of Shares being acquired sufficient to pay the purchase price, a “net exercise” as described in the Amended Stock Plan, or by a combination of these methods, as and to the extent permitted by the Compensation Committee. No more than 1,000,000 Shares may be issued under the Amended Stock Plan in connection with ISOs. The maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 500,000 Shares. In no event may an Option be exercised after the tenth anniversary of the date the Option was granted. Dividend and dividend equivalents are not paid on Options.

Financial Accounting Standards require the Company to recognize compensation expense for Options. Generally, the recognition of an expense equal to the grant date “fair value” of the Options granted is required. The accounting expense is partially offset by the Company’s anticipated tax deduction, if any, for the income realized when the option is exercised.

Unless approved by the Company’s stockholders, repricing Options is prohibited by the Amended Stock Plan. Repricing means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its exercise price except in limited circumstances permitted in Section 15 of the Amended Stock Plan (which addresses certain changes in capitalization or other similar changes); (B) any other action that is treated as a repricing under generally accepted accounting principles; and (C) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for cash, or another Option, Stock Award or other equity Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 15 of the Amended Stock Plan. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Under the Amended Stock Plan, NSOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Compensation Committee, a participant may transfer an NSO for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Compensation Committee. In the event of a participant’s death, NSOs may be transferred to the participant’s designated beneficiary or, absent a designated beneficiary, to the participant’s estate.

NSOs may become exercisable in full at such times and in such installments as the Compensation Committee determines or as may be specified in the Amended Stock Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Amended Stock Plan, which provides that a participant may exercise NSOs as follows:

•	In the event of termination of employment other than for Cause (as defined in the Amended Stock Plan), a participant may exercise only those NSOs that were immediately exercisable at the date of termination, and only for a period of three months in the event of termination (or until the expiration date of the NSO, if sooner).

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•	In the event of a termination of employment due to Retirement (as defined in the Amended Stock Plan), a participant may exercise only those NSOs that were immediately exercisable at the date of retirement and only for a period of three years after the retirement (or until the expiration date of the NSO, if sooner).

•	In the event of termination due to death or Disability, all NSOs held by a participant will become immediately exercisable and will remain exercisable for a period of one year following the date of such termination (or until the expiration date of the NSO, if sooner).

•	In the event of termination for Cause, all rights with respect to a participant’s NSOs will expire immediately.

The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an NSO becomes exercisable.

Under the Amended Stock Plan, ISOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. In the event of a participant’s death, ISOs may be transferred to the participant’s designated beneficiary or, absent a designated beneficiary, to the participant’s estate.

ISOs may become exercisable in full at such times and in such installments as the Compensation Committee determines or as may be specified in the Amended Stock Plan. ISOs may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Amended Stock Plan, which includes the same provisions for ISOs in the event of termination as described above for NSOs. In no event may an ISO be exercised after the tenth anniversary of the date the ISO was granted; however, if at the time an ISO is granted to an employee who is a 10% stockholder of the Company, the ISO may not be exercised after the fifth anniversary of the date of the grant. The Compensation Committee may, at any time and without additional consideration, accelerate the date on which an ISO becomes exercisable.

Stock Awards

The Amended Stock Plan also authorizes the granting of Stock Awards to employees, non-employee directors and other eligible individuals. The Compensation Committee has the authority to determine the dates on which Stock Awards will vest. Stock Awards may only be made in whole Shares. Under the Amended Stock Plan the vesting of Stock Awards may also be made contingent upon the attainment of certain performance goals by the Company, which performance goals, if any, are established by the Compensation Committee.

The Amended Stock Plan provides that Stock Awards generally will immediately vest upon a termination due to Retirement, death or Disability, and that all unvested Awards are forfeited in the event of termination of employment, other than for Retirement, death or Disability. The Compensation Committee may also accelerate the vesting of Stock Awards in its sole discretion except for any Stock Awards that are Qualified Performance-Based Awards, as defined below.

Stock Awards under the Amended Stock Plan are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Compensation Committee, a participant may transfer a Stock Award for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Compensation Committee. In the event of a participant’s death, Stock Awards may be transferred to the participant’s designated beneficiary or, absent a designated beneficiary, to the participant’s estate.

After vesting, Shares are distributed to the recipients of Stock Awards in accordance with the Amended Stock Plan, and the recipients of Stock Awards (including Performance-Based Stock Awards discussed below) also receive a cash payment equal to the aggregate amount of dividends (if any) earned on the vested Stock Awards (without interest) from the period beginning on the grant date of the Stock Award and ending on the vesting date.

Prior to vesting, recipients of Stock Awards may direct the voting of Shares of common stock granted to them and held in trust. Shares held by the trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded Shares are voted in accordance with the directions given by all recipients of Stock Awards.

Performance-Based Stock Awards

The Compensation Committee may grant Stock Awards that are subject to the achievement of performance goals as may be determined by the Compensation Committee. Such Awards may include “Qualified Performance-Based Awards,” which are granted to participants with restrictions that lapse only upon the attainment of specified performance goals and are granted to persons whom the Compensation Committee anticipates to be “Covered Employees” within the meaning of section 162(m) of the Code. The term Covered Employee generally means the Company’s chief executive officer and each other person among the four highest compensated officers of the Company on the last day of a taxable year.

To the extent necessary to comply with the Qualified Performance-Based Award requirements of the Code, with respect to any Stock Award that may be granted to one or more Covered Employees and intended to comply with the requirements for performance-based awards under section 162(m), the Compensation Committee will, in writing and no later than 90 days after the commencement of the applicable fiscal year or other period of service (or another time required or permitted by section 162(m)), (a) designate one or more Covered Employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for the performance period.

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The Amendment updates the list of performance criteria that may be used to establish performance goals; under the Amended Plan, the criteria are limited to the following:

(1)	earnings per share (basic or diluted);*	(12)	non-performing loans;
(2)	net income;*	(13)	regulatory capital ratios;
(3)	return on average equity;*	(14)	cash flow;
(4)	return on average assets;*	(15)	deposit levels;
(5)	core earnings;*	(16)	customer satisfaction scores;
(6)	stock price;	(17)	stockholders’ equity (in the aggregate or on a per basis);
(7)	total shareholder return;	(18)	tangible stockholders’ equity (in the aggregate or on a per basis);
(8)	operating income;	(19)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;
(9)	operating efficiency ratio;	(20)	enterprise risk metrics, consisting of one or more goals related to cybersecurity, interest rate risk, liquidity risk and regulatory compliance;
(10)	net interest rate spread;	(21)	except in the case of a Covered Employee, any other performance criteria established by the Committee; and/or
(11)	loan production volumes;	(22)	any combination of (1) through (21) above.

Performance criteria listed above and indicated with an asterisk may be established on the basis of reported earnings or cash earnings. In addition, performance criteria may be measured on an absolute and/or relative basis, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period. No Stock Award or portion thereof that is subject to the satisfaction of any condition is considered to be earned or vested until the Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of the Stock Award is subject have been achieved. During the performance period, the Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the applicable award agreement. The maximum number of Shares with respect to Qualified Performance-Based Awards that can be granted to any Covered Employee under the Amended Stock Plan during a calendar year is 200,000 Shares.

Effect of a Change in Control

Pursuant to the Amendment, in the event of a change in control of the Company (as defined in the Amended Stock Plan), each outstanding Award under the Amended Stock Plan granted after the effective date of the Amendment will not automatically vest, but instead may become vested as provided below:

•	To the extent that OceanFirst Bank, the Company, or a successor corporation, parent or subsidiary of a successor corporation agrees to pay cash or other property in exchange for the cancellation of outstanding NSOs or ISOs, or in exchange for a Stock Award, the cash will not be paid until the Award would otherwise become vested under the terms of the Amended Stock Plan, but will be paid immediately after vesting (without interest).

•	If an Award remains outstanding or is replaced by a comparable Award issued by a successor corporation or a parent or subsidiary thereof, the replacement Award will vest on the same schedule as the original Award.

•	If an Award is unvested as of the date of the Change in Control because performance criteria or performance goals have not been satisfied for a performance period that would expire after the date of the Change in Control, the Compensation Committee may approve pro rata vesting of the Award based on the extent of satisfaction of the performance goals and performance criteria through the portion of the performance period ending on the date of the Change in Control. Any remaining unvested portion of the Award will be cancelled. If the Compensation Committee does not approve pro rata vesting, then any vesting of such an Award will be determined at the end of the performance period.

•	Notwithstanding the foregoing provisions, if a participant’s employment is involuntarily terminated in connection with or following a Change in Control (other than a termination for Cause), or if the participant terminates employment for good reason (as defined in the participant’s employment agreement if applicable, or otherwise in accordance with regulations under Code section 409A), then:

–	For ISOs and NSOs, (i) any unvested Awards held by the participant as of his or her termination date will become vested and will be exercisable for the remainder of the term of the Award, (ii) the general time limits on exercise after termination will not apply, (iii) the performance goals and performance criteria will be deemed fully satisfied, and (iv) any payment of cash or property for the cancellation of the Award will become vested and payable.

–	For Stock Awards, (i) any unvested Shares will become vested and (ii) any performance goals and performance criteria will be deemed fully satisfied.

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Adjustments for Change in Capitalization

The Amended Stock Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division or similar event affecting the Company, the Compensation Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share limitations described above and the purchase price and number of shares subject to outstanding equity or equity-based Awards.

Term of the Amended Stock Plan

The Stock Plan became effective on May 5, 2011, upon approval by the stockholders of the Company. If the Amendment is approved, it will be effective on the date of approval. The Amended Stock Plan will expire, with respect to the ability to grant Awards, on the tenth anniversary of the Stock Plan’s effective date, unless terminated sooner by the Board.

Amendment of the Stock Plan

The Amended Stock Plan allows the Board to amend the Amended Stock Plan without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement. In no event, however, will the Amended Stock Plan or an Award be amended to allow any Option to be granted with an exercise price below the fair market value of the Company’s common stock on the date of grant or to allow the exercise price of any Option previously granted to be reduced subsequent to the date of Award.

Forfeiture; Clawbacks

In its discretion, the Compensation Committee may make Awards under the Amended Stock Plan subject to recovery, reduction, or “clawback” as necessary for the Company to appropriately balance the risk that the participant’s activities may pose to the Company or to OceanFirst Bank.

U.S. Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended Stock Plan and with respect to the sale of common stock acquired under the Amended Stock Plan. This description is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences. For precise advice on a specific transaction or set of circumstances, participants should consult with their own tax and legal advisors.

Incentive Stock Options and Non-Statutory Stock Options

There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will generally not recognize any income and the Company will not be entitled to any deduction (although the exercise of an ISO may subject the participant to the alternative minimum tax). Generally, if the optionee disposes of Shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the Shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of an NSO, the excess of the date-of-exercise fair market value of the Shares acquired over the Option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of Shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

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Stock Awards

For Stock Awards, a recipient is generally not treated as receiving taxable income at the time the award is granted, unless the participant makes an election under section 83(b) of the Code to be taxed at that time. If a section 83(b) election is made, the participant will be deemed to receive ordinary income at the time of the grant, in an amount equal to the excess of the fair market value of the Shares at that time over the amount (if any) paid for the Shares. If no section 83(b) election is made, the recipient is deemed to receive ordinary income equal to the fair market value of the underlying Shares on the date the restrictions lapse minus the amount (if any) paid for the Shares. The Amended Stock Plan permits the Compensation Committee to prohibit a participant from making a section 83(b) election in the applicable award agreement.

Section 162(m)

Generally, the Company is entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income the participant recognizes; however, section 162(m) of the Code generally disallows a public Company’s tax deduction for compensation in excess of $1 million paid in any taxable year to a Covered Employee. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap. The Company may provide that some of the Awards granted to employees whom the Compensation Committee expects to be Covered Employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to those Awards will not be subject to the $1 million cap under section 162(m) of the Code. Future changes in section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that Awards under the Amended Stock Plan will qualify as “performance based compensation” so that deductions are not limited by section 162(m) of the Code.

Other Tax Considerations

The Company intends that awards will be exempt from the requirements of section 409A of the Code regarding nonqualified deferred compensation, or will comply with the requirements of section 409A. However, if an award is subject to and fails to comply with section 409A, it could be subject to a 20% penalty tax, plus interest, on the participant.

A participant who receives accelerated vesting, exercise or payment of an Award that is contingent on in connection with a change in control may be deemed to receive an “excess parachute payment” under section 280G of the Code. If such an excess parachute payment is received, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction for such payments.

New Plan Benefits

The benefits that will be awarded or paid under the Amended Stock Plan following the adoption of the Amendment are not currently determinable. Awards are generally granted to employees and non-employee directors as the Compensation Committee determines appropriate. As of the date of this proxy statement, no specific determinations have been made regarding any future grants under the Amended Stock Plan.

Grants of awards made to the NEOs under the Stock Plan in 2016 are described in the “Compensation Discussion and Analysis” and the compensation tables beginning in the “Executive Compensation” section of this proxy statement.

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Proposal 4	Ratification of Appointment of the Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016 was KPMG LLP. The Audit Committee reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may, but is not required to, consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of directors recommends that you vote “FOR” Proposal 4, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015 by KPMG LLP:

	2016	2015
Audit fees(1)	$1,060,000	$500,000
Audit related fees(2)	270,000	132,000
Tax related fees(3)	81,333	79,500
Other fees	—	—
	$1,411,333	$711,500
(1)	Audit fees include additional procedures for merger transactions.
(2)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees are principally related to procedures for registration of securities issued in connection with merger transactions, procedures for the issuance of subordinated debt, and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.
(3)	Consists of tax filing and tax related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

During the year ended December 31, 2016, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

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Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit submitted and implemented an internal audit plan for 2016.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Joseph J. Burke, CPA, Retired, Chair
Donald E. McLaughlin, CPA, Retired
Angelo Catania
Samuel R. Young

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Proposal 5	Advisory Selection of the Frequency of the Advisory Vote on Executive Compensation

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, this year the Company is providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years. This is commonly known as a “say-when-on-pay” proposal. A “say-when-on-pay” vote is held every six years.

The Board, after review of the evolution and purposes of say-on-pay and say-when-on-pay proposals, is recommending the “every year” option for this advisory vote. After carefully studying the alternatives, the Board has determined that this approach will best serve the Company and its stockholders. In reaching this determination, the Board considered that a majority of the Company’s stockholders voted for “every year” when a similar say-when-on-pay proposal was last presented in 2011 and that the Company has been conducting annual say-on-pay votes since then. In addition, as NEO compensation is evaluated, adjusted, and approved on an annual basis by the Board upon a recommendation from the Compensation Committee, the Board believes that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

The enclosed proxy card provides stockholders with four options for voting on this item. Stockholders can choose whether the say-on-pay vote should occur every year, every two years, every three years, or abstain. Stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of directors unanimously recommends that you vote for the option of “EVERY YEAR” for future advisory votes on executive compensation.

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TRANSACTIONS WITH MANAGEMENT

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors as long as they are made in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be prior approved by a majority of the entire Board of Directors of the Bank, with any person having any interest in the transaction abstaining. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers certain loans on terms not available to the public but available to all other full-time employees, as permitted under federal banking regulations. The Bank has a policy of providing mortgage, home equity and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2016:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS AS OF DECEMBER 31, 2016

Name	Position	Loan Type	Largest Amount of Principal Outstanding In 2016	Principal Outstanding As of December 31, 2016	Principal Paid In 2016	Interest Paid In 2016	Current Rate
Joseph R. Iantosca	Executive Vice President, Chief Administrative Officer of the Bank	First Mortgage 5/1 Adjustable Rate Originated May 6, 2005	$458,478	$439,295	$19,183	$9,549	2.25%

Other Transactions

The Board of Directors has placed a moratorium on any other transactions between the Company and Bank and any director, their family members or affiliated entities. No such transactions took place in 2016.

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ADDITIONAL INFORMATION

Stockholder Proposals

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s main office at 975 Hooper Avenue, Toms River, New Jersey 08754, no later than December  27, 2017. If next year’s Annual Meeting is held on a date more than 30 calendar days from June 2, 2018, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Leadership Committee Procedures as to Director Nominations.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 975 Hooper Avenue, Toms River, New Jersey 08754.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Joseph J. Burke, CPA, at the Company’s address. Other communications to the Board of Directors may be made to the Chairman of the Leadership Committee, John E. Walsh, at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors then appointed attended the Annual Meeting of Stockholders held on June 2, 2016.

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MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Inc., a proxy solicitation firm, a fee of $6,500 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on April 11, 2017. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 2, 2017

The proxy statement and Annual Report to Stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on April 11, 2017 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope. If you plan on attending and need directions to the meeting place, please contact Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754.

By Order of the Board of Directors

Steven J. Tsimbinos

Corporate Secretary
Toms River, New Jersey

April 28, 2017

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

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Appendix A	Amendment No.1 to the OceanFirst Financial Corp. 2011 Stock Incentive Plan

WHEREAS, OceanFirst Financial Corp. (the “Holding Company”) sponsors the OceanFirst Financial Corp. 2011 Stock Incentive Plan (the “Plan”);

WHEREAS, the Board of Directors has determined that the Plan should be amended to increase the number of shares available under the Plan, to align the Performance Criteria specified in the Plan with the corresponding goals specified in the OceanFirst Financial Corp. Amended and Restated 2011 Cash Incentive Compensation Plan and to delete the automatic acceleration of vesting and grant of Stock Awards in connection with a Change in Control;

WHEREAS, Section 18 of the Plan authorizes the Board of Directors to make amendments to the Plan, subject to certain limitations specified in that section;

NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date the increase to the number of Shares available to be issued under the Plan is approved by the shareholders of the Holding Company.

1.	Paragraph (y) of Section 1 is deleted in its entirety and replaced with the following:

(y)	“Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. For any given Performance Period, the Committee shall, within the period established under paragraph (z) hereof, set one or more objective Performance Criteria for each Participant and/or each group of Participants. The Performance Criteria that will be used to establish Performance Goals are limited to one or more of the following:

(i)	earnings per share (basic or diluted);*

(ii)	net income; *

(iii)	return on average equity;*

(iv)	return on average assets;*

(v)	core earnings;*

(vi)	stock price;

(vii)	total shareholder return;

(viii)	operating income;

(ix)	operating efficiency ratio;

(x)	net interest rate spread;

(xi)	loan production volumes;

(xii)	non-performing loans;

(xiii)	regulatory capital ratios;

(xiv)	cash flow;

(xv)	deposit levels;

(xvi)	customer satisfaction scores;

(xvii)	stockholders’ equity (in the aggregate or on a per basis);

(xviii)	tangible stockholders’ equity (in the aggregate or on a per basis);

(xix)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

(xx)	enterprise risk metrics, consisting of one or more goals related to cybersecurity, interest rate risk, liquidity risk and regulatory compliance;

(xxi)	except in the case of a Covered Employee, any other performance criteria established by the Committee;

(xxii)	any combination of(i) through (xxi) above.

* Performance Criteria indicated with an asterisk may be established on the basis of reported earnings or cash earnings.

Performance Criteria may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Holding Company and/or the past or current performance of other companies.

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2.	Paragraph (a) of Section 4 is deleted in its entirety and replaced with the following.

(a)	General Limitation. Subject to adjustment as provided in Section 15 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan shall be 4,000,000 Shares.

3.	The following paragraph (g) is added to Section 4.

(g)	Minimum Vesting Period. Notwithstanding Section 2, except as hereinafter provided, at least 95 percent of the Shares subject to Awards made under the Plan shall require a vesting period of at least one year, which requirement may not be waived by the Committee or reduced by an Award Agreement. The foregoing restriction shall apply to Awards made on or after the date of the shareholders’ approval of the increase in the number of shares reserved for issuance under Section 4(a) and compliance with such restriction shall be based on the number of shares available for issuance immediately after such approval. The foregoing requirement shall not be deemed violated if the Award Agreement provides for accelerated vesting in the case of the Participant’s death or Disability.

4.	Paragraph (g) of Section 6 is deleted in its entirety and replaced with the following.

(g)	Effect of Change in Control.

(i)	In the event of a Change in Control, unvested Non-Statutory Stock Options shall not automatically vest but may become vested as provided in paragraphs (ii), (iii), (iv) or (v) below, whichever occurs first.

(ii)	To the extent that the Bank, the Holding Company, a successor corporation or a Parent or Subsidiary of a successor corporation agrees to pay cash or other property in exchange for the cancelation of outstanding Non-Statutory Stock Options, no such cash or property shall be paid to the Participant with respect to unvested Non-Statutory Stock Options until such options would have become vested hereunder, but shall be paid immediately thereafter, without interest.

(iii)	If Non-Statutory Stock Options remain outstanding or are replaced by comparable statutory or non-statutory stock options issued by a successor corporation or a Parent or Subsidiary thereof pursuant to Section 15 hereof, such options shall remain unvested until the Non-Statutory Options would have become vested hereunder. The appropriate number and class of shares shall be transferred to the Participant immediately thereafter.

(iv)	If any Award of Non-Statutory Stock Options is unvested at the date of a Change in Control because Performance Goals or Performance Criteria have not been satisfied for a Performance Period that would expire after the date of the Change in Control, the Committee may approve prorata vesting of such Award based on the extent of satisfaction of the Performance Goals and Performance Criteria through the portion of the Performance Period ending on the date of the Change in Control. Any part of the Award that is not vested as a result of the Committee’s action shall be canceled. In the absence of the Committee’s authorization of prorata vesting, the extent of vesting, if any, of performance based Awards of Non-Statutory Stock Options shall be determined at the expiration of the Performance Period.

(v)	Notwithstanding the foregoing, if a Participant’s employment is involuntarily terminated in connection with or following such Change in Control, otherwise than a Termination for Cause, or if the Participant voluntarily terminates employment for good reason, any unvested Options awarded under the Plan and held by the Participant at the date of termination shall become vested and exercisable during the remainder of the full term permitted by Section 6(b) and the Award Agreement, the limitations of Section s 6(c), (d), and (e) shall not apply, any Performance Goals and Performance Criteria shall be deemed to have been fully satisfied, and any payment of cash or property for the cancelation of unvested Options under Section 6(g)(ii) hereof shall become vested and payable. The Bank and the Holding Company shall require any successor corporation to agree to terms conforming with the foregoing. For purposes of the foregoing, if the Participant is subject to a written employment agreement that defines a “good reason” termination, the existence of termination for good reason hereunder shall be determined under such employment agreement. Otherwise, “good reason” shall be determined under Reg. § 1.409A-1(n)(2)(ii).

5.	Paragraph (h) of Section 7 is deleted in its entirety and replaced with the following.

(g)	Effect of Change in Control.

(i)	In the event of a Change in Control, unvested Incentive Stock Options shall not automatically vest but may become vested as provided in paragraphs (ii), (iii), (iv) or (v) below, whichever occurs first.

(ii)	To the extent that the Bank, the Holding Company, a successor corporation or a Parent or Subsidiary of a successor corporation agrees to pay cash or other property in exchange for the cancelation of outstanding Incentive Stock Options, no such cash or property shall be paid to the Participant with respect to unvested Incentive Stock Options until such options would have become vested hereunder, but shall be paid immediately thereafter, without interest.

(iii)	If Incentive Stock Options remain outstanding or are replaced by comparable statutory or non-statutory stock options issued by a successor corporation or a Parent or Subsidiary thereof pursuant to Section 15 hereof, such Options shall remain unvested until the Incentive Stock Options would have become vested hereunder. The appropriate number and class of shares shall be transferred to the Participant immediately thereafter.

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(iv)	If any Award of Incentive Stock Options is unvested at the date of a Change in Control because Performance Goals or Performance Criteria have not been satisfied for a Performance Period that would expire after the date of the Change in Control, the Committee may approve prorata vesting of such Award based on the extent of satisfaction of the Performance Goals and Performance Criteria through the portion of the Performance Period ending on the date of the Change in Control. Any part of the Award that is not vested as a result of the Committee’s action shall be canceled. In the absence of the Committee’s authorization of prorata vesting, the extent of vesting, if any, of performance based Awards of Incentive Stock Options shall be determined at the expiration of the Performance Period.

(v)	Notwithstanding the foregoing, if a Participant is involuntarily terminated in connection with or following such Change in Control, otherwise than a Termination for Cause, or if the Participant voluntarily terminates employment for good reason, any unvested Options awarded under the Plan and held by the Participant at the date of termination shall become vested and exercisable during the remainder of the full term permitted by Section 7(c) and the Award Agreement, the limitations of Sections 7(d), (e), and (f) shall not apply, any Performance Goals and Performance Criteria shall be deemed to have been fully satisfied, and any payment of cash or property for the cancelation of unvested Options under Section 7(g)(ii) hereof shall become vested and payable. The Bank and the Holding Company shall require any successor corporation to agree to terms conforming with the foregoing. For purposes of the foregoing, if the Participant is subject to a written employment agreement that defines a “good reason” termination, the existence of termination for good reason hereunder shall be determined under such employment agreement. Otherwise, “good reason” shall be determined under Reg. § 1.409A-1(n)(2)(ii).

6.	Paragraph (c) of Section 8 is deleted in its entirety and replaced with the following.

(c)	Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability, death or Termination for Cause, the Participant’s unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Award Agreement relating to an award of a Stock Award, in the event of termination of the Participant’s service due to Disability, death, or, subject to Section 4(g), Retirement, all unvested Stock Awards held by such Participant, including any portion of a Stock Award subject to a performance goal, shall immediately vest and, in the event of the Participant’s Termination for Cause, the Participant’s unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

7.	Paragraph (d) of Section 8 is deleted in its entirety and replaced with the following.

(d)	Effect of Change in Control.

(i)	In the event of a Change in Control, unvested Common Stock granted under the Plan shall not automatically vest but may become vested as provided in paragraphs (ii), (iii), (iv) or (v) below, whichever occurs first.

(ii)	To the extent that the Bank, the Holding Company, a successor corporation or a Parent or Subsidiary of a successor corporation agrees to pay cash or other property in exchange for such Stock, no such cash or property shall be paid to the Participant with respect to unvested Stock until such Stock would have become vested hereunder, but shall be paid immediately thereafter, without interest.

(iii)	If Stock granted hereunder remains outstanding or is replaced by comparable stock issued by a successor corporation or a Parent or Subsidiary thereof pursuant to Section 15 hereof, such Stock shall remain unvested until it would have become vested hereunder.

(iv)	If any Award of Stock is unvested at the date of a Change in Control because Performance Goals or Performance Criteria have not been satisfied for a Performance Period that would expire after the date of the Change in Control, the Committee may approve prorata vesting of such Award based on the extent of satisfaction of the Performance Goals and Performance Criteria through the portion of the Performance Period ending on the date of the Change in Control. Any part of the Award that is not vested as a result of the Committee’s action shall be canceled. In the absence of the Committee’s authorization of prorata vesting, the extent of vesting, if any, of performance based Awards of Stock shall be determined at the expiration of the Performance Period.

(v)	Notwithstanding the foregoing, if a Participant is involuntarily terminated in connection with or following such Change in Control, otherwise than a Termination for Cause, or if the Participant voluntarily terminates employment for good reason, any Shares of unvested Common Stock awarded under the Plan and held by the Participant at the date of termination shall become vested and any Performance Goals and Performance Criteria shall be deemed to have been fully satisfied. The Bank and the Holding Company shall require any successor corporation to agree to terms conforming with the foregoing. For purposes of the foregoing, if the Participant is subject to a written employment agreement that defines a “good reason” termination, the existence of termination for good reason hereunder shall be determined under such employment agreement. Otherwise, “good reason” shall be determined under Reg. § 1.409A-1(n)(2)(ii).

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8.	Section 10 is deleted in its entirety effective for any Change in Control occurring on or after the date shareholders of the Company approve the increase to the number of Shares issuable under the Plan.

9.	Section 19 is deleted in its entirety and replaced with the following.

19. FORFEITURE; CLAWBACK. In its sole discretion, the Committee may specify in the applicable Award Agreement, any other agreement entered into with a Participant, through the policies and procedures of the Holding Company or the Bank, or to the extent required by the Holding Company or the Bank to comply with regulatory guidance concerning incentive compensation arrangements or any applicable law, regulation, order, stock exchange listing requirement, including, without limitation, the Bank’s recoupment policy and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder (or any policy of the Holding Company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement), an Award may be subject to reduction, recovery or “clawback” by the Holding Company as necessary for the Holding Company to appropriately balance the risk the Participant’s activities may pose to the Holding Company or the Bank under safety and soundness concerns.

IN WITNESS WHEREOF, the Holding Company has adopted this amendment as of the 30th day of March, 2017.

OCEANFIRST FINANCIAL CORP.

By: /s/ Steven J. Tsimbinos

Title: Corporate Secretary

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OceanFirst Financial Corp.
975 Hooper Avenue
Toms River, NJ 08754-2009
732-240-4500

www.oceanfirst.com
NASDAQ: OCFC

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OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

June 2, 2017
10:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher D. Maher and Steven J. Tsimbinos, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of OceanFirst Financial Corp. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at Navesink Country Club, 50 Luffburrow Lane, Middletown, New Jersey on June 2, 2017, at 10:00 a.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1, "FOR" Proposals 2, 3 and 4, and for "every year" on Proposal 5. If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)

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